UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Matritech, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
Proposal 1 Election of Directors
Audit Committee Report
Compensation Discussion and Analysis
Summary Compensation Table
Proposal 2 Approval of Issuances by the Company of Shares of Common Stock in Satisfaction of the Company’s Obligations under Certain Convertible, Secured Promissory Notes at a Price below $0.63 per Share
Proposal 3 Approval of Issuances by the Company of Shares of Common Stock at a Price below $0.63 per Share upon Exercise of the Warrants
Warrants Held By Purchasers of Notes
Warrants Held By Placement Agent
SECURITIES OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS
Proposal 4 Ratification of Selection of Independent Registered Public Accounting Firm

MATRITECH, INC.
330 NEVADA STREET
NEWTON, MASSACHUSETTS 02460

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
June 8, 2007

To the Stockholders of Matritech, Inc.:

Our Annual Meeting of Stockholders will be held at the Sheraton Newton Hotel, 320 Washington Street, Newton, MA 02458, on Friday, June 8, 2007, at 9:00 a.m. EDT, for the following purposes:

1. To elect eleven (11) directors;

2. To approve issuances by the Company of shares of common stock to satisfy the Company’s obligations under certain convertible, secured promissory notes at a price below $0.63 per share;

3. To approve issuances by the Company of shares of common stock at a price below $0.63 per share upon exercise of certain warrants;

4. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

5. To transact such other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on April 12, 2007 as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

IF YOU PLAN TO ATTEND:

If you plan to attend, please bring valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will also need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

By Order of the Board of Directors,

/s/ Patricia Randall
Patricia Randall, Secretary

Newton, Massachusetts
May 1, 2007

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. RETURNING A PROXY WILL NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON.

MATRITECH, INC.
330 NEVADA STREET
NEWTON, MASSACHUSETTS 02460

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON June 8, 2007

This Proxy Statement is furnished to the stockholders of Matritech, Inc., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on June 8, 2007, and any adjournment or adjournments thereof. A copy of the Notice of Annual Meeting of Stockholders accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about May 1, 2007.

Only holders of record of our common stock and our Series A Convertible Preferred Stock (the “Series A Preferred Stock”) at the close of business on April 12, 2007, the record date for the meeting, will be entitled to notice of and to vote at the meeting and at any adjournments thereof. On the record date, we had issued and outstanding [          ] shares of common stock, $0.01 par value per share (the “Common Stock”). Each share of Common Stock is entitled to one vote. The number of votes to which holders of Series A Preferred Stock are entitled is determined based on the number of shares of Series A Preferred Stock held by the holder on the record date times 6.56.

The presence at the meeting, in person or by proxy, of the holders of at least a majority of the issued and outstanding shares of capital stock entitled to vote at the meeting will be necessary to constitute a quorum. If a broker that is a record holder of Common Stock does not return a signed proxy, the shares of Common Stock held by such broker will not be considered present at the meeting and will not be counted toward establishing a quorum. If a broker that is the record holder of Common Stock returns a signed proxy, the shares of Common Stock held by such broker will be considered present at the meeting and will be counted toward establishing a quorum. If a signed proxy is received from a broker that does not have discretionary authority to vote on one or more matters, the proxy will be considered a “broker non-vote” for that matter and will have the effects described in the following two paragraphs.

Voting Requirements for Election of Directors.  Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting at which a quorum is present. The eleven (11) nominees receiving the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Annual Meeting will each be elected as Director for a one year term and until their successors have been duly appointed and have qualified. Only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withholds authority to vote for such nominee will not be counted toward such nominee’s achievement of a plurality.

Voting Requirements for Other Matters.  Assuming a quorum is present, the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter will be required for (i) the approval of issuances by the Company of shares of Common Stock to satisfy the Company’s obligations under certain convertible, secured promissory notes at a price below $0.63 per share, (ii) the approval of issuances by the Company of shares of Common Stock at a price below $0.63 per share upon exercise of certain warrants and (iii) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2007. Abstentions, as well as broker “non-votes,” will not be considered to have been voted for the matters set forth in clauses (i), (ii) and (iii) above and will have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated.

Stockholders who execute proxies may revoke them by giving written notice to our Secretary at any time before such proxies are voted. Attendance at the meeting will not have the effect of revoking a proxy unless the stockholder attending the meeting notifies the Secretary, in writing, of the revocation of the proxy at any time prior to the voting of the proxy.

The Board of Directors does not know of any matter other than the election of directors, the approval of the two proposals for issuance of shares of Common Stock at a price below $0.63 per share and the ratification of the selection of the Company’s independent registered public accounting firm that is expected to be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment. The persons named as proxies, Stephen D. Chubb and David L. Corbet, were selected by the Board of Directors and are officers and directors of Matritech. All proxies received pursuant to this solicitation where a choice is specified as to a proposal will be voted in accordance with such specification, except as to matters where authority to vote is specifically withheld. If no instructions are given, the persons named in the proxy solicited by the Board of Directors intend to vote (i) FOR each of the nominees for election as our directors named in this Proxy Statement under the caption “Election of Directors,” (ii) FOR the approval of both proposals regarding issuance of shares of Common Stock at a price below $0.63 per share and (iii) FOR the ratification of the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

We will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone, facsimile, email and personal meetings. We may also engage a proxy solicitor to assist in the solicitation of proxies from stockholders.

Proposal 1

Election of Directors

Our Board of Directors is currently composed of eleven directors, each of whom is a nominee for election to the Board of Directors and is named in the table below. If any nominee listed in the table below should become unavailable for any reason, which management does not anticipate, proxies returned by the stockholders will be voted for any substitute nominee selected by the Nominating and Corporate Governance Committee prior to or at the meeting, or for a motion to reduce the membership of the Board of Directors to the number of nominees available.

The following table sets forth the name of each Director and his/her age and position(s) with the Company.

Name	Age	Positions with the Company

Stephen D. Chubb	63	Chairman of the Board, Chief Executive Officer and Director
David L. Corbet	53	President, Chief Operating Officer and Director
Walter O. Fredericks	67	Director
Judith Kurland	61	Director
Bruce Lehman	57	Director
David B. Musket	49	Director
Jonathan M. Niloff, M.D.	53	Director
Robert J. Rosenthal	50	Director
Richard A. Sandberg	64	Chief Financial Officer, Treasurer, Vice President Finance, Assistant Secretary and Director
T. Stephen Thompson	59	Director
C. William Zadel	63	Director

BIOGRAPHICAL INFORMATION

Mr. Chubb, a founder of Matritech, has been Chairman since October 1993 and a director and Matritech’s Chief Executive Officer since the Company’s inception in 1987. Mr. Chubb was the Company’s President until October 1993 and was also Treasurer of the Company until March 1992. From 1984 to 1986, Mr. Chubb served as president and chief executive officer of T Cell Sciences, Inc., a publicly traded biotechnology company. Prior to 1984, Mr. Chubb was president and chief executive officer of Cytogen Corporation, also a publicly traded biotechnology company. He currently serves as a director of Charles River Laboratories, a publicly traded provider of clinical research tools and integrated support services to enable drug development.

Mr. Corbet has been Matritech’s President, Chief Operating Officer and a director since October 1993, and joined the Company in April 1993 as Executive Vice President. Prior to joining Matritech and since 1991, Mr. Corbet had served as president and chief operating officer of T Cell Diagnostics, Inc., a subsidiary of T Cell Sciences, Inc.

Mr. Fredericks has served as a director of Matritech since July 2003. From 2002 to 2006, Mr. Fredericks was a member of, and was responsible for the financial affairs of, Adirondack Boat, LLC, a distributor of electric boats. From 1991 to 2001, Mr. Fredericks served as president, chief executive officer and a director of Lifecodes Corporation, a forensics DNA testing company. Mr. Fredericks was the founder of, and from 1993 to 2001 served as chief executive officer and director of, Electronic Instruments International, a company focused on creating products to enhance long distance electric power distribution. From 1989 to 1997, he also served as a director of DIANON Systems, Inc., a publicly traded oncology marketing and database company.

Ms. Kurland has served as a director of Matritech since February 2001. Since September 2006, Ms. Kurland has served as chief of staff for the mayor of the City of Boston. Since 2004, Ms. Kurland has served as a visiting fellow at the McCormack Graduate School for Public Policy at the University of Massachusetts. From 2005 to 2006, she served as a senior consultant to DCABoston, a firm that helps not-for-profit organizations achieve major social change. From 2001 until 2002, Ms. Kurland was the President and Chief Executive Officer of Hunt Alternatives, a foundation. Ms. Kurland was the New England Regional Director of the United States Department of Health and Human Services from 1997 to 2001. Ms. Kurland served from 1998 to 2000 as the Acting Editor of Public Health Reports, the journal of the U.S. Public Health Service. Since September 2001, she has served as on the board of the Massachusetts Public Health Association and from 2005 to 2006 served as its president.

Mr. Lehman has served as a director of Matritech since June 2006. Mr. Lehman was a founder of, and has served since 1978 as chief executive officer of, LehmanMillet Incorporated, a marketing services company dedicated to the medical device and diagnostics industry.

Mr. Musket has served as a director of Matritech since January 2007. Since 1991, Mr. Musket has been president of Musket Research Associates, Inc., an investment banking firm focused on emerging healthcare companies. Mr. Musket was a founder of and has since 1996 served as a managing director of ProMed Management, an investment firm which controls a family of healthcare funds. From 1984 to 1989, Mr. Musket served as a pharmaceutical analyst at Goldman Sachs & Co. Currently, Mr. Musket serves as a member of the Harvard-MIT Health Sciences and Technology Advisory Council.

Dr. Niloff has served as a director of Matritech since February 2005. Since April 2005, Dr. Niloff has served as president and chief executive officer of MedVentive, LLC, a medical software company focused on assisting physicians and health care organizations maximize cost-effective patient compliance with prescribed drug therapies. From 2000 to March 2005, Dr. Niloff served as president of Provider Service Network, Inc., a physician-driven organization providing innovative web-based tools and other infrastructure services to improve quality and reduce the cost of health care. Dr. Niloff is also a practicing physician, specializing in gynecologic oncology, and served as director of the division of gynecologic oncology of Beth Israel Deaconess Medical Center from 1990 to 2004. Dr. Niloff is a clinical researcher in the field of gynecological oncology. Since 1990, Dr. Niloff has also served as an Associate Professor of Obstetrics, Gynecology and Reproductive Biology at Harvard Medical School.

Mr. Rosenthal has served as a director of Matritech since January 2007. Since 2005, Mr. Rosenthal has been president, chief executive officer and a member of the board of directors of Magellan Biosciences, Inc., a private biotechnology company engaged in the development and marketing of rapid point-of-care analyzers and automated systems for hospital-based labs and near-patient testing. From 2003 to 2006, he served as president, chief executive officer and a member of the board of directors of TekCel, Inc., a private manufacturer of automated sample-management systems for life science research. Mr. Rosenthal was president and CEO of Boston Life Sciences, an R&D development-stage biopharmaceutical company from 2002 to 2003. From 2001 to 2002, Mr. Rosenthal was president and chief executive officer of Magellan Discovery Technologies, LLC, a private company focused on development of drug discovery tools. In addition to serving on the Magellan and subsidiary boards, Mr. Rosenthal serves as a director for several other companies, including the board of Cambrius, a private sensor-technology company focused on process solutions, and he is a member of the Board of Advisors to the University of Maryland Department of Chemistry and Biochemistry. He is also a member of the University of Maryland, College of Chemical and Life Sciences Board of Visitors.

Mr. Sandberg has served as a director of Matritech since April 1999, excluding a brief hiatus between June 2002 and September 2002, at which time Mr. Sandberg was reappointed to the Board of Directors to fill a vacancy created by the Board of Directors. Mr. Sandberg has been Matritech’s Chief Financial Officer, Vice President Finance and Treasurer since November 2002, and served as Secretary from November 2002 to December 2003. Since December 2003, he has served as Assistant Secretary. From January 2004 to August 2006, Mr. Sandberg also served as Manager and Chief Financial Officer of Battery Asset Management, LLC, a firm specializing in foreign exchange transactions. Mr. Sandberg devotes approximately 50% of his professional time to the business of the Company and serves as a consultant to other companies, primarily in the financial services and life sciences fields. From 1997 to 2001, Mr. Sandberg served as Chairman of the Board of Lifecodes Corporation, a manufacturer of DNA test kits and a provider of DNA testing services. In addition, Mr. Sandberg served as Chief Financial Officer of Lifecodes Corporation from May 1997 to September 1998. From 1983 to 1997, Mr. Sandberg served in a variety of positions including Chairman, Chief Executive Officer and Chief Financial Officer at DIANON Systems, Inc. a publicly traded oncology marketing and database company. Since November 2003, Mr. Sandberg has served as director of Ethan Allen Interiors, Inc., a publicly traded home furnishings company and since August 2005 has served as a director of North American Scientific, Inc., a publicly traded radiation-based technology company focused on the diagnosis and treatment of cancer.

Mr. Thompson has served as a director of Matritech since May 1994. From 1992 to 2006, Mr. Thompson served as president, chief executive officer and a member of the board of directors of Immtech International, Inc., a publicly traded biopharmaceutical company.

Mr. Zadel has served as a director of Matritech since December 1995. From August 2001 until December 2004, Mr. Zadel served as chief executive officer of Mykrolis Corporation, formerly the microelectronics division of Millipore Corporation, a publicly traded semiconductor equipment company. From April 1996 until August 2001, Mr. Zadel was the chairman, president, chief executive officer and a director of the Millipore Corporation. Mr. Zadel currently serves, and has served since 1989, as a director of Kulicke & Soffa Industries, Inc., a publicly traded semiconductor assembly equipment company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF
THE NOMINEES FOR ELECTION AS DIRECTORS NAMED IN THIS PROXY STATEMENT

Corporate Governance and Board of Directors Matters

Board of Directors and Committees

Our Board of Directors is currently composed of eleven directors with terms expiring upon the election and qualification of Directors at the Annual Meeting of Stockholders. The Board of Directors has determined that each of Messrs. Fredericks, Lehman, Rosenthal, Thompson and Zadel, Ms. Kurland and Dr. Niloff is “independent” in accordance with all requirements promulgated by the Securities and Exchange Commission (the “SEC”), including Rule 10A-3(b)(i) pursuant to the Securities Exchange Act of 1934, and Rule 121A of

the American Stock Exchange (“AMEX”) Company Guide listing standards. The Board of Directors based these determinations primarily on a review of the responses of each Director to questions regarding employment and compensation history, affiliations and family and other relationships and on other relevant discussions with the Directors. Independent directors meet at least semi-annually in executive session without management participation.

Our Board of Directors met eight times during 2006. No director attended less than 75% of the aggregate of (1) the total number of Board of Directors meetings and (2) the total number of meetings held by all committees on which such director served. Directors are encouraged to attend the Annual Meeting of Stockholders. Each of the persons then serving as Director, as well as Mr. Lehman who was a Director Nominee, attended the Annual Meeting of Stockholders held June 9, 2006.

The Board of Directors currently has three standing committees:

•	an Audit Committee, the members of which are all independent for purposes of AMEX listing standards and in accordance with all requirements promulgated by the SEC, including Rule 10A-3(b)(i) pursuant to the Securities Exchange Act of 1934, which includes Mr. Zadel (Chair), Ms. Kurland, Dr. Niloff (since June 2006) and Mr. Thompson.

•	a Compensation Committee, the members of which are all independent for purposes of AMEX listing standards, which includes Mr. Fredericks (Chair), Ms. Kurland, and Mr. Zadel. Until June 2006, Mr. Thompson also served on the Compensation Committee.

•	a Nominating and Corporate Governance Committee, the members of which are all independent for purposes of AMEX listing standards, which includes Mr. Thompson (Chair), Messrs. Fredericks and Lehman (since June 2006) and Dr. Niloff. Until June 2006, Ms. Kurland and Mr. Zadel also served on the Nominating and Corporate Governance Committee.

The Board of Directors has adopted a written charter for each of its standing committees. The Board of Directors has also adopted an Amended and Restated Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our employees, officers and Directors. Copies of these committee charters and our Code of Ethics are available on our website, www.matritech.com under the Investors/Corporate Governance sections.

In January 2007, the Board of Directors created a special committee to focus on business development and other strategic activities and alternatives, including potential joint ventures, a sale or other capital raising transactions. Messrs. Chubb, Fredericks, Musket, Rosenthal, Thompson and Zadel currently serve on this committee.

Audit Committee

The Audit Committee of the Board of Directors (the “Audit Committee”), consists of Mr. Zadel (Chair), Ms. Kurland, Dr. Niloff (since June 2006) and Mr. Thompson, each of whom satisfies the criteria for independence as defined in Section 121A of the listing standards for AMEX, the principal trading market of our Common Stock, and independence requirements of the Securities and Exchange Commission. No member of the Audit Committee has participated in the preparation of the Company’s financial statements, and each member of the Audit Committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. The Board of Directors has determined that each of Mr. Thompson and Mr. Zadel also meets the definition of “audit committee financial expert” as defined by the SEC.

The Audit Committee oversees the accounting and tax functions of the Company, including among other things the results and scope of our annual audit and other services provided by the Company’s independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial reports. The Audit Committee also consults with the Company’s management and independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the Audit Committee is responsible for the selection, compensation, retention and replacement of the Company’s independent registered public accounting firm, establishing procedures for accounting related complaints, approving all proposed related party transactions, recommending audited financials for inclusion in the Company’s Annual Report on Form 10-K and engaging advisors as necessary.

The Audit Committee operates under a written charter adopted by the Board of Directors and reviewed at least annually. The charter was most recently reviewed and revised in February 2007. A copy of the revised Audit Committee charter is available on our website, www.matritech.com, under the Investors/Corporate Governance sections.

The Audit Committee holds separate sessions, outside the presence of management, with the Company’s independent registered public accounting firm in conjunction with each regularly scheduled quarterly Audit Committee meeting. The Audit Committee held seven meetings during the fiscal year ended December 31, 2006.

Compensation Committee

The Compensation Committee of the Board of Directors (the “Compensation Committee”) consists of Mr. Fredericks (Chair), Ms. Kurland and Mr. Zadel. Until June 2006, Mr. Thompson also served as a member of the Compensation Committee. None of the Compensation Committee members is currently an officer or employee of the Company, and each satisfies the criteria for independence as defined in Section 121A of the listing standards for both AMEX and the SEC.

The Compensation Committee establishes salaries and incentives, including equity compensation, for the Company’s executive officers, and administers the Company’s 1992 and 2002 Stock Option and Incentive Plans (the “1992 Plan” and the “2002 Plan” respectively), the 1992 and 2002 Non-Employee Director Stock Option Plans (the “1992 Director Plan” and the “2002 Director Plan” respectively) and the 2006 Equity and Incentive Plan (the “2006 Plan”). The Compensation Committee acts under a written charter which was most recently reviewed and revised in February 2007. A copy of the revised Compensation Committee charter is available on our website, www.matritech.com, under the Investors/Corporate Governance sections. See the “Compensation Discussion and Analysis” below for additional information about the Compensation Committee’s scope of authority for determining compensation, the extent to which they have delegated compensation decisions to executive officers, the use of a compensation consultant and their role in determining executive compensation. The Compensation Committee held four meetings during the fiscal year ended December 31, 2006.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”) consists of Mr. Thompson (Chair), Mr. Lehman (since June 2006), Dr. Niloff and Mr. Fredericks. Until June 2006, Ms. Kurland and Mr. Zadel also served as members of the Nominating and Corporate Governance Committee. None of the Nominating and Corporate Governance Committee members is currently an officer or employee of the Company, and each satisfies the criteria for independence as defined in Section 121A of the listing standards for both AMEX and the SEC.

The Nominating and Corporate Governance Committee is primarily responsible for (1) evaluating the composition, organization and size of the Board of Directors and its committees, (2) recommending nominees to stand for election as Directors at each Annual Meeting of Stockholders and to serve on each committee of the Board of Directors, (3) ensuring that the behavior of our directors, officers and employees is ethical and in compliance with laws and regulations and our own governing documents, including the Company’s Code of Ethics, a copy of which may be found on the Company’s website, www.matritech.com, under the Investors/Corporate Governance sections, and (4) reviewing conflict of interest situations. The Nominating and Corporate Governance Committee also makes reports and recommendations to the Board of Directors regarding corporate governance compliance of the Company.

The Nominating and Corporate Governance Committee operates under a written charter which was most recently reviewed and revised in February 2007. A copy of the revised charter is available on our website, www.matritech.com, under the Investors/Corporate Governance sections.

When considering director candidates, the Nominating and Corporate Governance Committee takes into account a number of factors, including the specific qualities and skills to be possessed by director candidates, as set forth in the board membership criteria previously adopted by the Board of Directors and included as Appendix B to our Proxy Statement filed on April 19, 2004. These specific minimum qualifications include demonstrated management ability at senior levels in successful organizations, current or recent employment in positions of significant responsibility and decision-making, expertise in leading or advising rapidly growing multi-national organizations, or current or prior experience related to anticipated board and committee responsibilities in areas of importance to the Company. Specific qualities and skills to be possessed by director candidates as set forth in the board membership criteria include integrity, independence and financial literacy. The process for consideration of potential Board of Directors members does not treat candidates recommended by security holders differently than those recommended by current Board of Directors members, members of management or others. Security holders may recommend candidates for consideration by contacting our lead independent director, Mr. Thompson, or our Chief Executive Officer, Mr. Chubb, by mail to the Company’s offices at 330 Nevada Street, Newton, MA 02460. The Committee did not receive any stockholder nominee recommendations for this Annual Meeting of Stockholders.

The Board of Directors as a whole is involved in consideration of candidates based on the board membership criteria. The Board of Directors believes that candidates can be better assessed by full Board of Directors’ involvement in the process before the Nominating and Corporate Governance Committee selects the final nominees. The Nominating and Corporate Governance Committee recommended all the director nominees listed in this Proxy Statement. Each of the director nominees except Messrs. Musket and Rosenthal were previously elected by the stockholders at the annual meeting held in June 2006. In January 2007, our Board of Directors was expanded to eleven members and both Messrs. Musket and Rosenthal were unanimously elected by the Board of Directors. One of our investors, ProMed Partners, L.P., designated Mr. Musket to serve on our Board of Directors pursuant to an agreement between the Company and the holders of a majority in aggregate principal value of our outstanding 15% Secured Convertible Promissory Notes dated January 13, 2006 (the “2006 Secured Convertible Notes”). Mr. Rosenthal’s background credentials and interest in serving on our Board of Directors were brought to the attention of our Board of Directors by another investor that had no right to designate a member of the Board of Directors. Despite the designation of Mr. Musket to serve, both candidates completed the customary board evaluation process. All Board of Directors members reviewed the qualifications of each candidate and had the opportunity to meet or speak with him and each was unanimously recommended for election by the Nominating and Corporate Governance Committee. Mr. Musket’s service as a Board of Directors member is on the same terms as that of other non-employee directors, although he has not been determined to be “independent” in accordance with all requirements promulgated by the SEC, including Rule 10A-3(b)(i) pursuant to the Securities Exchange Act of 1934, and Rule 121A of the AMEX Company Guide listing standards due to his affiliation with entities that are both stockholders and noteholders of the Company. Accordingly, we do not expect Mr. Musket to serve on any of our Board of Directors’ standing committees.

The Nominating and Corporate Governance Committee held three meetings during the fiscal year ended December 31, 2006.

Communications with the Board of Directors

The Board of Directors has not adopted a formal process with respect to communications from security holders. The Board of Directors believes it is appropriate for the Company to preserve its current informal communication arrangements, which permit any security holder to contact any Board of Directors member directly, a system that has been utilized by security holders from time to time and served the Company and its security holders well. The Board of Directors believes that adoption of a formal process for security holder communication would result in more restrictive communication opportunities than those that currently exist. Security holders may communicate with the Board of Directors by writing to members of our Board of

Directors at our corporate offices at 330 Nevada Street, Newton, MA 02460. In addition, we have identified our lead independent director, Mr. Thompson, as the contact for shareholder communications.

Director Compensation

It is the general policy of the Board of Directors that compensation for non-employee Directors should include a mix of cash and equity-based compensation. We pay each director (i) $2,500 per meeting for attendance, including attendance by telephone conference call, at each regularly scheduled meeting of the Board of Directors; (ii) $500 per meeting for attendance, including attendance by telephone conference call, at each meeting of a committee of the Board of Directors on which he or she serves that is conducted on a date other than a board meeting date, up to the first four Audit Committee meetings during each fiscal year, the first two Compensation Committee meetings during each fiscal year and the first Nominating and Corporate Governance Committee meeting during each fiscal year; (iii) in the discretion of the chair of any committee, $500 per meeting for attendance at other telephonic meetings of any committee; and (iv) in the discretion of the lead independent director of the Board of Directors (currently Mr. Thompson), $2,500 per meeting for attendance at other telephonic meetings of the Board of Directors. Non-employee directors are also reimbursed for their expenses incurred in attending meetings of the Board of Directors and its committees.

Non-employee Directors also receive options to purchase Common Stock of the Company pursuant to the 2002 Director Plan. The 2002 Director Plan includes two types of option grants: (a) each non-employee director who first became or becomes a member of the Board of Directors on or after June 14, 2002 is automatically granted on the date of election to the Board of Directors, without further action by the Board of Directors, an option (an “Initial Option”) to purchase 10,000 shares of the Company’s Common Stock, which option vests over a four-year period; and (b) annually, each non-employee director is automatically granted, as of the date of the annual meeting of stockholders in such year, an option (an “Annual Option”) to purchase 10,000 shares of common stock which option vests over a one-year period. Any non-employee who becomes a director after the annual meeting of stockholders in any year is entitled to receive, in addition to the Initial Option, a pro rata portion Annual Option based on the number of complete months remaining until the first anniversary of the preceding annual meeting of stockholders. Under the 2002 Director Plan, Annual Options were granted in June 2006 to each of Messrs. Fredericks, Lehman, Thompson and Zadel, Ms. Kurland and Dr. Niloff to purchase 10,000 shares of our Common Stock. Mr. Lehman was also granted an Initial Option to purchase 10,000 shares of our Common Stock upon his election as a director in June 2006. Upon their election in January 2007, each of Messrs. Musket and Rosenthal was granted an Initial Option to purchase 10,000 shares of our Common Stock and a pro rata Annual Option to purchase 3,333 shares of our Common Stock. All options granted pursuant to the 2002 Director Plan have an exercise price equal to the fair market value of our Common Stock on the date of grant and expire ten years after the date of grant.

Directors who are employees of the Company receive no additional compensation for service on the Board of Directors or its committees.

The following table shows the compensation paid to the non-employee members of our Board of Directors for services rendered in 2006. As executives of the Company, Mr. Chubb, Mr. Corbet and Mr. Sandberg are not paid for their service to the Board of Directors, are not included in the table below, but their other compensation is included in the Summary Compensation Table.

						Change in
						Pension Value
						and
					Non-Equity	Nonqualified
	Fees Earned	Stock	Option		Incentive Plan	Deferred	All Other
	or Paid in	Awards	Awards		Compensation	Compensation	Compensation	Total
Name	Cash ($)	($)	($)		($)	Earnings	($)	($)
(a)	(b)	(c)	(d) (1)		(e)	(f)	(g)	(h)

Walter O. Fredericks	$8,500	—	$7,340	(2)	—	—	—	$15,840
Judith Kurland	$10,500	—	$6,816	(3)	—	—	—	$17,316
Bruce Lehman	$5,000	—	$6,200	(4)	—	—	—	$11,200
Jonathan M. Niloff	$9,000	—	$8,534	(5)	—	—	—	$17,534
T. Stephen Thompson	$10,000	—	$6,816	(6)	—	—	—	$16,816
C. William Zadel	$10,000	—	$6,816	(7)	—	—	—	$16,816

(1)	This column shows the amount recognized for financial statement reporting purposes (exclusive of any assumptions for forfeitures) in 2006 under Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS 123R”) for option awards vesting in 2006. See Note 6 to our Consolidated Financial Statements “Stock-Based Compensation” in our Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the assumptions used in calculating the FAS 123R expense.

(2)	The grant date fair value of the stock option award issued to Mr. Fredericks in fiscal 2006 was $5,226. As of December 31, 2006, Mr. Fredericks held options to purchase an aggregate of 49,167 shares of our Common Stock.

(3)	The grant date fair value of the stock option award issued to Ms. Kurland in fiscal 2006 was $5,226. As of December 31, 2006, Ms. Kurland held options to purchase an aggregate of 73,334 shares of our Common Stock.

(4)	The grant date fair value of the stock option awards issued to Mr. Lehman in fiscal 2006 was $10,452. As of December 31, 2006, Mr. Lehman held options to purchase an aggregate of 20,000 shares of our Common Stock.

(5)	The grant date fair value of the stock option award issued to Dr. Niloff in fiscal 2006 was $5,226. As of December 31, 2006, Dr. Niloff held options to purchase an aggregate of 33,333 shares of our Common Stock.

(6)	The grant date fair value of the stock option award issued to Mr. Thompson in fiscal 2006 was $5,226. As of December 31, 2006, Mr. Thompson held options to purchase an aggregate of 100,000 shares of our Common Stock.

(7)	The grant date fair value of the stock option award issued to Mr. Zadel in fiscal 2006 was $5,226. As of December 31, 2006, Mr. Zadel held options to purchase an aggregate of 100,000 shares of our Common Stock.

Audit Committee Report

The Audit Committee is responsible for the selection, compensation, retention and replacement of the Company’s independent registered public accounting firm, establishing procedures for accounting related complaints, approving all proposed related party transactions, recommending audited financials for inclusion in the Company’s Annual Report on Form 10-K and for providing assistance to the Company’s directors in fulfilling their responsibility to the stockholders, potential stockholders and investment community relating to the corporate accounting and reporting practices of the Company and the quality and integrity of the financial reports of the Company. The Audit Committee’s purpose is more fully described in its charter, which the

Audit Committee reviews and assesses on an annual basis. The Audit Committee reviewed its charter, assessed its adequacy and revised it in February 2007.

The Audit Committee is currently composed of Judith Kurland, Jonathan M. Niloff, T. Stephen Thompson and C. William Zadel. Each of the Audit Committee members satisfies the criteria for independence as defined in Section 121A of the listing standards for AMEX, the principal trading market of our Common Stock, and Rule 10A-3 under the Securities Exchange Act of 1934. No member of the Audit Committee has participated in the preparation of the Company’s financial statements, and each member of the Audit Committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. The Board of Directors has determined that both T. Stephen Thompson and C. William Zadel meet the definition of “audit committee financial expert” as defined by the SEC.

As part of the procedures for accounting related complaints that were established by the Audit Committee, contact information has been provided for each member of the Audit Committee and the executive officers designated to receive complaints. Our Code of Ethics also notes that notification of questionable accounting or auditing matters may be made to members of the Audit Committee, either directly or anonymously. The Audit Committee has the authority to investigate any matter within the scope of its authority and to retain outside counsel and other advisors to assist it with any such investigation.

Management has primary responsibility for the preparation of the Company’s consolidated financial statements and the overall reporting process, including the Company’s system of internal controls.

The Company’s independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discusses with the Audit Committee any issues the Company’s independent registered public accounting firm believes should be raised with the Company.

The Audit Committee has selected and appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2007 and has asked the Board of Directors to include a proposal for stockholder ratification of this selection in this proxy. If the stockholders do not ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider its selection and appointment.

The Audit Committee is responsible for recommending to the Board of Directors that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for the fiscal year ended December 31, 2006. First, the Audit Committee obtained from PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for fiscal 2006, the written disclosures and letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with PricewaterhouseCoopers LLP its independence from the Company and its management. Second, the Audit Committee discussed and reviewed with PricewaterhouseCoopers LLP all matters required to be discussed by generally accepted auditing standards, including those described in the Statement on Auditing Standards 61, as modified or supplemented. The Audit Committee conducted these discussions with the Company’s independent registered public accounting firm with and without management present. These communications and discussions were intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Finally, the Audit Committee reviewed and discussed with the Company’s management and PricewaterhouseCoopers LLP the Company’s audited consolidated balance sheet as of December 31, 2006, and consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2006.

Based on the review, communications and discussions with management and PricewaterhouseCoopers LLP described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company’s 2006 Annual Report on Form 10-K, as well as certain material subsequent events.

Respectfully submitted,
Audit Committee of the Board of Directors,

C. William Zadel, Chair
Judith Kurland
Jonathans M. Niloff
T. Stephen Thompson

NO PORTION OF THE FOREGOING REPORT SHALL BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT EXCEPT TO THE EXTENT THAT MATRITECH SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE. IN ADDITION, THIS REPORT SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Executive Officers

The Board of Directors appoints our executive officers annually at its meeting immediately following the annual meeting of stockholders. Such executive officers hold office until the next annual meeting of the Board of Directors until their successors have been duly appointed and qualified unless they sooner resign or are removed from office. There are no family relationships among any of our Directors or executive officers.

BIOGRAPHICAL INFORMATION

The following table lists our current executive officers and certain information concerning our executive officers who are not also members of our Board of Directors. It is anticipated that each executive officer, including those who are also members of our Board of Directors will be reappointed by the Board of Directors at their meeting following the Annual Meeting of Stockholders:

Name	Age	Positions with the Company

Melodie R. Domurad, Ph.D.	49	Vice President, Clinical and Regulatory Affairs
Gary J. Fagan, Ph.D.	55	Vice President, Research and Development
David G. Kolasinski	59	Vice President, Sales
Franz Maier	55	President, Matritech GmbH
John E. Quigley, Jr.	49	Vice President, Marketing
Patricia Randall	56	Vice President, General Counsel, Chief Legal Officer and Secretary

Dr. Domurad has been Matritech’s Vice President, Clinical and Regulatory Affairs since January 2000. From October 1997 to December 1999 she was Matritech’s Director of Clinical and Regulatory Affairs. From 1994 to 1997, she served as director of clinical research of ErgoScience Development Corporation, a publicly traded biopharmaceutical company.

Dr. Fagan has been Matritech’s Vice President, Research and Development since October 2004, and joined the Company in November 2003 as Senior Director of Product Development. Prior to joining Matritech, Dr. Fagan served from 1999 to November 2003 as vice president, research and development, of Ischemia Technologies, an in-vitro diagnostics company. From 1989 to 1998, he served in a number of research positions at PB Diagnostics and Behring Diagnostics, both predecessor companies to Dade Behring, before serving as a senior research manager at Dade Behring, a publicly traded diagnostics company.

Mr. Kolasinski has been Matritech’s Vice President, Sales since March 27, 2006. From 2003 to 2006, he served as vice president, business development, of Inproteo LLC, a proteomics development company. From 2002 to 2003, Mr. Kolasinski served as president of Plastimed, Inc., a U.S. subsidiary of Plastimed SA, a medical products company. From 1999 to 2002, he served as vice president, commercial operations, of FluorRx, a fluorescence sensing technology company.

Mr. Maier has been an executive officer of Matritech since June 2003. He has served as president of Matritech GmbH, the Company’s subsidiary based in Germany, since 2000. Mr. Maier was chief executive officer of ADL GmbH, a German distributor of medical diagnostic products, from 1996 to 2000, and was a country manager for Germany for Pharmacia Diagnostics, a manufacturer of in vitro diagnostic products, from 1989 to 1995.

Mr. Quigley has been Matritech’s Vice President, Marketing since March 27, 2006 and previously served as Matritech’s Vice President, Sales and Marketing from July 2001 to March 2006. From December 2000 until April 2001, he was director of marketing for Argose, Inc., a medical diagnostic products company. From 1998 until May 2000, Mr. Quigley was the vice president of global marketing for Bayer’s Critical Care business unit. From January 1997 until 1998, Mr. Quigley was director of U.S. marketing at Chiron Diagnostics, a publicly traded biotech and diagnostics company that was acquired by Bayer.

Ms. Randall has been Matritech’s Vice President, General Counsel, Chief Legal Officer and Secretary since December 2003. Ms. Randall devotes approximately 90% of her professional time to the business of the Company. Since 2003, Ms. Randall has also been a self-employed legal consultant. From 2001 to 2003, Ms. Randall served as vice president and general counsel of Robotic Vision Systems, Inc., a publicly traded technology company. From 1998 to 2000, she served as vice president and general counsel of Hadco Corporation, a publicly traded technology company. From 1980 to 1998, Ms. Randall was a partner at the Boston law firm of Hamilton, Dahmen and Randall with a focus on corporate law and civil litigation. In November 2004, more than twenty months after Ms. Randall’s departure from Robotic Vision Systems, Inc., that company filed a petition under the federal bankruptcy laws.

Compensation Discussion and Analysis

Our Compensation Committee is responsible for the oversight of our compensation and benefits policies generally and for establishing and overseeing all elements of compensation for our senior executives. The objectives of our executive compensation program are to attract and retain experienced and well-qualified executives, provide incentives to achieve both near term and longer term corporate goals and motivate executives to increase shareholder value. To accomplish these goals, we believe (i) compensation levels need to be competitive with compensation generally being paid to executives in the biotechnology industry, (ii) each individual executive’s compensation should reflect the performance of the Company as a whole as well as the performance and experience of the individual executive, and (iii) a significant portion of executive compensation should be paid in the form of equity-based incentives to link closely stockholder and executive interests and to encourage stock ownership by executives.

Competitive Positioning

In late 2004 and early 2005, the Compensation Committee undertook a review and assessment of compensation practices and strategies for its executive officers. This process included a review of information on compensation practices, elements of compensation awarded and levels of various types of compensation paid by other comparable companies to their senior executives. The Compensation Committee selected fourteen publicly traded life sciences companies reasonably similar in size and stage of commercial development against which to compare Matritech’s compensation and compensation practices. The Compensation Committee selected a smaller subset, primarily based on their similar size and product offerings, as a comparison group for levels of compensation.1 The comparison focused on compensation elements such as base salary, annual bonuses, long term incentive compensation including stock options, stock ownership guidelines, use of employment agreements and rights of executives upon a change of control. Following the Compensation Committee’s review and analysis of the publicly available information for the comparison companies, the Compensation Committee developed a proposal for compensation arrangements for executives at the Company. In 2005, the Compensation Committee consulted an independent compensation consultant, Mellon Human Resources and Investor Solutions, to review and comment upon the Compensation Committee’s comparative company list and the proposed compensation policies, strategies and decisions for the Company’s executive officers. After receiving advice from the independent consultant, the Compensation Committee implemented structural changes in the Company’s executive compensation arrangements over a two-year period. These structural changes included: (a) adoption of a new management bonus plan, (b) implementation of executive stock ownership guidelines and retention requirements, (c) adoption of new guidelines for stock option awards, (d) use of performance-based stock awards, and (e) entry into agreements providing change of control benefits.

The Compensation Committee plans to assess the overall impact of these structural changes and to undertake another comprehensive review of the competitiveness of our executive programs within the next year. In the interim, in addition to implementing the above changes, on an annual basis the Compensation Committee customarily (a) reviews and considers adjustment of each executive’s base salary, (b) establishes performance objectives for the upcoming year and measures achievement against performance objectives for the prior year, and (c) considers annual incentive and longer-term incentive awards for executives.

Executive Compensation Program Overview

The four primary components of our executive compensation program are:

1.	Base salary;

2.	Annual bonus;

3.	Long term equity-based incentive compensation; and

4.	Benefits

The Compensation Committee has determined that the above elements of executive compensation provide an appropriate balance between current compensation (in the form of base salary, the current portion of annual bonus payments and benefits) and long-term equity based incentive compensation (non-bonus, equity-based compensation).

1 The fourteen companies consisted of Anika Therapeutics, Inc., Ciphergen Biosystems, Inc., Closure Medical Corporation, Cytogen Corporation, Enzo Biochem, Inc., Exact Sciences Corporation, Geron Corporation, Ilex Medical Ltd., Myriad Genetics, Inc., OraSure Technologies, OSI Pharmaceuticals, Seattle Genetics, Inc., TriPath Imaging and Vion Pharmaceuticals, Inc. The smaller subset consisted of Anika Therapeutics, Inc., Cytogen Corporation, Exact Sciences Corporation, Geron Corporation, Seattle Genetics, Inc. and Vion Pharmaceuticals, Inc.

Base Salary

We pay each executive officer an annual base salary. Base salary is designed to provide a basic competitive level of compensation. Base salary levels are also important because we use them to determine target annual bonus awards under our Management Bonus Plan. When the Compensation Committee undertook its analysis of our executive compensation approximately two years ago, it determined that base salaries paid to our senior executives were generally lower than the 25th percentile of the selected comparable companies and determined that our CEO’s base salary was lower than most of the chief executive officers at the selected comparable companies. The Compensation Committee did not set any specific target for what percentile was an appropriate target for base salary of the CEO or other executives, but determined that the base salaries should be increased over a period of years.

In making decisions relative to any increase in annual base salary to be awarded to an executive, the Compensation Committee reviews standard industry databases to obtain information on the range of base salary increases that were accorded to executives from year to year. The Compensation Committee considers the performance of each executive during the prior fiscal year and, for executives other than the CEO, receives recommendations about proposed salary changes from the CEO.

In March 2007, the Compensation Committee increased the CEO’s base salary, retroactively effective February 5, 2007, to $309,309 per year, a 3% increase from 2006. In establishing Mr. Chubb’s base salary for the 2007 fiscal year, the Compensation Committee considered the following: (i) its competitive analysis performed two years ago, which showed the CEO to be underpaid relative to those in the same role at selected comparison companies; (ii) the average and the range of merit base salary increases awarded to other employees at the Company; (iii) the Company’s and the CEO’s performance during the prior fiscal year; and (iv) the CEO’s ability to: (a) provide leadership, (b) develop the Company’s business, (c) promote the Company’s image with its customers and stockholders, and (d) manage the Company’s continuing growth. The Compensation Committee also awarded base salary increases to other executives, retroactively effective February 5, 2007, in a range of 2% to 6% of the individual’s prior base salary. In adjusting base salaries for executives other than the CEO and the President, the Compensation Committee considered each executive’s performance, the executive’s current base salary compared to the position at comparable companies, and the CEO’s recommendation.

Annual Bonus

In early 2005, upon the recommendation of the Compensation Committee, our Board of Directors adopted a new Management Bonus Plan, which was amended in December 2005 to address tax issues affecting our German employees (as amended, the “Management Bonus Plan”). We use our Management Bonus Plan to provide annual incentive compensation to executives.

In designing the Management Bonus Plan, the Compensation Committee had multiple objectives: (i) to reward executives for achievement of objectives the Compensation Committee had previously established for a given year; (ii) to provide an objective method for executives to increase and retain their stock holdings in the Company; (iii) to establish a retention incentive to secure the ongoing services of executives, as they would forfeit both deferred cash and shares of Common Stock in the event they leave the Company before full vesting; and (iv) to provide a source for funding taxes due upon annual vesting of the deferred and non-cash portions of the bonus. Shares of restricted Common Stock and shares of Common Stock issued to satisfy vesting of restricted stock units under the Management Bonus Plan have been issued to date from our 2002 Plan. We expect shares of Common Stock to be issued beginning in fiscal year 2007 from our 2006 Plan.

The Compensation Committee generally establishes corporate performance objectives linked to the Company’s operating plan, with each having a specific weighting. The Compensation Committee designs the corporate performance objectives to be ambitious goals and, as a result, in recent years, the corporate performance objectives have not been fully achieved. For fiscal 2006, the corporate performance objectives included target revenues for specific products and product lines and by geographic segment, operating loss targets and product development goals. The Compensation Committee set 2006 weighted individual performance objectives for each executive based on the functional area of responsibility of the individual. These fiscal 2006 individual objectives included, among others, target sales and distribution accomplishments, progress with alliances, regulatory compliance, margin levels, customer service arrangements, financial metrics, product development, and market acceptance.

Our Management Bonus Plan establishes target annual bonus awards for each executive, other than the vice president of sales, based on his or her base salary. For the CEO, the target bonus is equal to 60% of base salary; for the president, 50% of base salary; and for vice presidents and the head of our German subsidiary, 40% of base salary. Bonuses awarded under the Management Bonus Plan are paid 50% in cash, 25% in deferred cash and 25% in restricted stock (or for non-U.S. based employees, restricted stock units).

The vice president of sales participates in the Management Bonus Plan but only to the extent of 20% of his base salary, and any award is paid 50% in restricted stock and 50% in deferred cash, with the same vesting schedule applicable to awards to other executives. In addition to his participation in the Management Bonus Plan, the Compensation Committee has established a separate annual incentive award program for the vice president of sales based on the achievement of pre-established goals tied predominantly to revenues from sales of our NMP22 BladderChek Test in the U.S.

In the case of the CEO and President, the Compensation Committee uses the corporate performance objectives as the sole measure for awards of annual incentive compensation under the Management Bonus Plan. For executives other than the CEO and President (including the vice president of sales but only for the portion of his bonus that is deferred), the Compensation Committee bases 50% of the award under the Management Bonus Plan on the weighted corporate performance objectives for the year described above and bases the other 50% of the award on the extent to which the executive has achieved his or her individual performance objectives for the year. In making decisions on the extent of achievement of individual performance objectives, the Compensation Committee solicits and considers input on each executive’s performance and contributions from the CEO.

Restrictions on the restricted stock and restricted stock units granted under the Management Bonus Plan lapse and the payment of the deferred cash occurs at the rate of 1/3 on each of the first three anniversaries of the award. Vesting is accelerated upon a change of control of the Company, the death or disability of the employee or retirement with the consent of the Company after reaching age 62. Each executive is required to hold 50% of the shares of Common Stock acquired through the Management Bonus Plan to the extent that the executive does not then hold (by himself/herself or through members of his/her immediate family) a minimum of 50,000 shares of our Common Stock or shares of our Common Stock with a value of $50,000.

The Compensation Committee meets in February or early March each year both to make annual incentive awards for services rendered during the prior fiscal year and to establish corporate and individual executive performance objectives for the current fiscal year. The corporate and individual performance objectives form the basis of the Compensation Committee’s annual incentive awards. Generally awards for corporate performance objectives range from 120% of target (if the objectives are greatly exceeded) to zero (if the objectives have not been met and awards for individual performance objectives generally range from 110% of target (if the individual’s performance against objectives is rated outstanding) to zero (if the individual performance is below average). However, the Compensation Committee has the authority to make adjustments to awards in the event of unexpected circumstances or any unusual or material event.

In March 2007, the Compensation Committee assessed achievement of both corporate performance objectives and individual performance objectives for the 2006 fiscal year. It determined that the corporate objective rating should be zero in view of the Company’s actual performance compared to revenue and financial objectives, as well as delays in product development goals. As a result, neither the CEO nor the President received a bonus award under the Management Bonus Plan for the 2006 fiscal year. The zero rating for the corporate performance objectives also substantially reduced awards to other executives. The Compensation Committee made 2006 bonus awards under the Management Bonus Plan to executives other than the CEO and President based solely on the extent of achievement of individual performance objectives for each executive. The Summary Compensation Table below provides information on incentive awards made under the Management Bonus Plan to certain executive officers.

Long term equity-based incentive compensation

The Compensation Committee makes awards of stock options, restricted stock and restricted stock units under our various equity and incentive plans in order to (a) provide long-term incentives to executive officers, (b) tie compensation to creating long-term shareholder value, (c) encourage executive officers to remain with the Company and to promote our business, and (d) provide executives with the opportunity to obtain significant, long-term ownership of our stock.

In February 2005, the Compensation Committee adopted stock option grant guidelines for both annual grants and new hire grants to executive officers. For the CEO, the guidelines provide for an annual grant at the lower of 150,000 — 300,000 shares of Common Stock or a share number that will result in a projected value to the CEO of $300,000 — $600,000 over the life of the option, assuming a 5% per year increase in the stock value through the term of the option. For the President, the guidelines provide for an annual grant at the lower of 75,000 — 150,000 shares of Common Stock or $150,000 — $300,000 in projected value. For vice presidents and the president of any foreign subsidiary, the guidelines provide for an annual grant at the lower of 25,000 — 50,000 shares of Common Stock or $50,000 — $100,000 in projected value. Since most outstanding options currently held by executives are not in-the-money, the Compensation Committee has not yet considered the extent to which outstanding option awards should reduce the level of new awards granted to executives.

In making annual stock option awards, the Compensation Committee considers the stock option grant guidelines and may consider past performance as well as an assessment of factors related to expected future contributions of the executive, including the executive’s ability to provide leadership, develop the Company’s business, promote the Company’s image with its customers and stockholders and manage the Company’s continuing growth. The Compensation Committee solicits and considers input on an executive’s performance and contributions from the CEO. The Compensation Committee may make awards outside the range specified in the stock option grant guidelines in special circumstances, including to adjust for past inequities of awards or as required to make a suitably attractive offer to an outside candidate for an executive position.

2002 Stock Option and Incentive Plan

In 2002, our Board of Directors adopted, and our stockholders approved, the 2002 Plan to provide stock options, restricted stock and other stock-based awards to employees, officers, directors, consultants and advisors of the Company and its subsidiaries. The originally authorized 2,000,000 shares of Common Stock reserved for issuance under the 2002 Plan has been replenished when previously granted options have lapsed without exercise after termination of employment. At present, additional shares could become available for future grant if any employee option holders are terminated or leave the Company with unvested awards and such employees fail to exercise vested options within an allowable limited post-employment exercise period. In September 2006, our Board of Directors amended the 2002 Plan to ensure that we would be required to adjust outstanding stock options and equity awards in the event of a stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar transaction affecting our Common Stock. All stock options and other equity-based awards issued to employees in 2006 and in 2007 for awards relating to 2006 performance were made under the 2002 Plan.

2006 Equity and Incentive Plan

In 2006, our Board of Directors adopted, and our stockholders approved, the 2006 Plan pursuant to which 4,000,000 shares of Common Stock is available for issuance to employees, officers, directors, and consultants in the form of stock options, stock appreciation rights, restricted stock, restricted stock units or any combination thereof. The 2006 Plan prohibits issuance of options with an exercise price below the fair market value of our Common Stock on the date of grant, the repricing of options and any material amendment of the 2006 Plan without stockholder approval. In September 2006, our Board of Directors amended the 2006 Plan to ensure that we would be required to adjust outstanding stock options and equity awards in the event of a stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar transaction affecting our Common Stock. In March 2007, the Compensation Committee granted options under the 2006 Plan with an effective date of, and exercise price equal to the closing price of our Common Stock on, first trading day after we file a registration statement on Form S-8 covering the shares issuable under the 2006 Plan. We expect these option grants will become effective in April 2007.

1992 Stock Option and Incentive Plan

In 1992, our Board of Directors adopted, and our stockholders approved, the 1992 Stock Option and Incentive Plan (the “1992 Plan”), pursuant to which 260,000 shares of Common Stock were available for issuance. On four occasions between 1994 and 2000, our stockholders approved increases in the number of shares of Common Stock available for issuance under the 1992 Plan, up to a maximum of 2,500,000 shares. Although we have not granted any options under the 1992 Plan since 2002 and may not make future grants under this 1992 Plan, some options remain outstanding under the 1992 Plan. All outstanding options granted under the 1992 Plan are fully vested and expire ten years after the date of grant.

Time-based stock options and stock awards

Historically, we have made long-term incentive awards with time-based vesting. Options granted since February 2005 vest and become exercisable at the rate of 25% per year on each of the first four anniversaries of grant. The term of these options are seven years, and vesting of the options will be accelerated in the event of a change of control of the Company. For newly hired executive officers, options and other stock awards do not begin to vest until the second anniversary of the grant, when 50% of the award vests, with the balance vesting at the rate of one-quarter of the original grant on each of the next two anniversaries of grant.

In 2006, due to the limited number of shares of Common Stock available for grant of equity-based awards under the 2002 Plan, the Compensation Committee made long-term incentive awards to executives in the form of restricted stock and restricted stock units rather than stock options, with the same four-year, time-based vesting schedule. Due to the differences in the type of award, the Compensation Committee believed it was appropriate to use a ratio of three shares covered by a stock option to one share of restricted stock, consistent with prevailing practice, ratios used by comparable companies and data provided by compensation experts. One newly hired executive, who is not a named executive officer, received both restricted stock and stock option awards, following the vesting schedule described above for newly hired executive officers. In 2006, the Compensation Committee made no regular time-based stock awards or stock option grants to the CEO or President. Their long-term incentive awards in 2006 were performance-based restricted stock as described below.

In March 2007, when the Compensation Committee met to grant annual stock option awards, the 2002 Plan had insufficient shares available for the planned stock option awards. At that time, the Company had not yet filed a Registration Statement on Form S-8 relative to the 2006 Plan. As a result, the Compensation Committee granted options under the 2006 Plan to executive officers other than the CEO and President, effective the first trading day after the filing of a Registration Statement on Form S-8 with the exercise price equal to the closing price on that trading day. These awards have standard time-based, four-year vesting at the rate of 25% per year on each of the first four anniversaries of grant.

Performance-based stock awards

In 2006, the Compensation Committee initiated performance-based stock awards for the CEO and President instead of providing time-based vesting stock awards in a shift to a pay-for-performance model and, in particular, to reward the achievement of key corporate performance objectives. The size of these restricted stock awards was also adjusted compared to option grants, consistent with prevailing practice, on approximately a 1-for-3 basis. In 2006, the Compensation Committee awarded 85,000 shares of restricted stock to the CEO and 50,000 shares of restricted stock to the President. These shares will vest, in whole, in part or not at all, depending on the Company’s achievement of specific objectives set by the Compensation Committee relative to the operating profit/loss of the Company through the end of the 2007 fiscal year. Vesting will be one-third for achievement of a specified minimum level of performance compared to the objectives, two-thirds for achievement of the target level of performance compared to the objectives, and 100% vesting for achievement at a specified level above the target objectives. The Compensation Committee set goals it considered achievable, but ambitious, for full vesting.

The Compensation Committee will determine the extent to which such corporate performance objectives were achieved in early 2008 when the Company’s financial results for fiscal year 2007 are finalized. Based on the Company’s financial results through 2006, it is, however, unlikely that the 2007 corporate performance objectives will be achieved. These performance-based restricted stock awards vest in full in the event of a change of control of the Company in 2007, and would have vested only to the extent of 30% in the event of a change of control of the Company in 2006. These awards also require the executives to hold 50% of the shares of Common Stock that vest unless the executive otherwise already satisfies or exceeds specific stock ownership guidelines. Those guidelines provide for ownership of stock of the Company by the CEO of the lower of 150,000 shares or stock with an aggregate fair market value of 4 times his base salary and for the President the lower of 100,000 shares or stock with an aggregate fair market value of two and one-half times his base salary. All stock holdings of the executive and members of his immediate family count towards the ownership guidelines, including any unvested shares of restricted stock. Unexercised stock options do not, however, count towards the goal.

In March 2007, the Compensation Committee granted performance-based options under the 2006 Plan to the CEO and President, effective the first trading day after the filing of a Registration Statement on Form S-8 with the exercise price equal to the closing price on that trading day. The CEO received options to purchase 150,000 shares of our Common Stock and the President received options to purchase 100,000 shares of our Common Stock. These performance-based options will vest, and the CEO and President will have the right to acquire the underlying shares, only if specific objectives relative to strategic initiatives of the Company are met on or before March 31, 2008.

The Compensation Committee expects to assess its use of performance-based equity awards within the next year and may consider extending the approach to other executives or making similar future grants to the CEO and President.

Benefits

Although we offer customary health, disability and life insurance benefits to all of our employees, including executives on a non-discriminatory basis, we do not provide many benefits that are generally available at companies in our industry. The only retirement program we have for U.S.-based employees is our 401(k) plan, which is funded solely by employee contributions and we have no deferred compensation plans. We do not provide car allowances or any other significant perquisite to any U.S.-based executive.

None of our U.S. based executives has an employment agreement. The head of our German subsidiary, Mr. Maier, has an employment agreement of indefinite duration which allows either party to terminate at the end of a calendar year upon one year’s prior notice. Pursuant to this employment agreement, we provide a pension plan to Mr. Maier, as well as a Company-paid car and life insurance. We purchase insurance to cover our pension commitment to Mr. Maier, which involves a monthly payment to him of approximately 1,000 Euros upon reaching age 65 or upon his earlier termination of employment as a result of disability. The pension plan also provides a surviving spouse with 60% of his vested benefits.

Post-termination compensation

In February 2005, as part of an effort to make the Company’s compensation to executives more competitive so as to attract and retain experienced and well-qualified executives, the Compensation Committee began implementing programs that would allow its executives to receive the full benefit of their compensation package in the event of a change of control of the Company. First, the Compensation Committee adopted a new form of stock option agreement, used for grants made after the date of adoption, to provide accelerated vesting of all stock options held by employees in the event of a change of control. Second, in designing the Management Bonus Plan, the Compensation Committee provided for full acceleration of all deferred compensation, whether in the form of restricted stock or deferred cash, maintained in the executive’s account in the event of a change of control. Finally, in early 2006, the Compensation Committee recommended to our Board of Directors that certain key employees, including all executives, be provided change of control benefit agreements.

In March 2006, our Board of Directors approved change of control agreements that, among other things, provide that upon the consummation of a change of control transaction, the applicable executive is automatically awarded a pro-rated bonus under the Management Bonus Plan. The amount of this prorated bonus is calculated based on the portion of the then current fiscal year completed at the time of the change of control transaction compared to the executive’s target annual bonus for the year. This provision ensures that key management is not penalized by the potential forfeiture of annual incentives they have been working towards during the year in which a change of control transaction occurs. Other benefits are designed to become effective only upon achievement of a double trigger, which includes a change of control transaction coupled with a subsequent job loss. A qualifying job loss may be one initiated by the Company without cause or by the executive for Good Reason. Good Reason means any reduction in the executive’s base salary, target annual bonus or benefits (other than across-the-board salary or benefit reductions affecting all management employees), a substantial diminution in duties and responsibilities, or a transfer to an employment location more than 50 miles away.

The double trigger change of control benefits include continued base salary, annual incentive compensation at the target percentage level and employer-paid health, life and disability insurance benefits. For the CEO, the period of continued benefits is 24 months, for the President, 18 months, and for other executives, 12 months. Each executive must, as a condition of continuing to receive these change of control benefits, not compete with the Company or solicit our customers, suppliers, business patronage or employees for the duration of the post-termination benefit period and must continue to comply with all confidentiality and invention disclosure obligations. These agreements do not provide any tax gross-up to any executive.

Practices and Processes Affecting Executive Compensation

The Compensation Committee is responsible for reviewing and establishing all elements of the CEO’s compensation and benefits (other than those available on a non-discriminatory basis to all full-time employees of the Company), including without limitation: (i) annual base salary, (ii) annual incentive compensation, (iii) any other material compensation received under any equity or non-equity compensation plan, and (iv) ongoing perquisites or special benefits, if any. The Compensation Committee also annually reviews and approves corporate goals and objectives relevant to the CEO’s performance and evaluates the CEO’s performance in light of those goals and objectives.

Taking into consideration the CEO’s recommendations, the Compensation Committee also reviews and establishes all elements of each executive officer’s compensation and benefits (other than those available on a non-discriminatory basis to all full-time employees of the Company), including without limitation: (i) annual base salary, (ii) annual incentive compensation, (iii) any other material compensation received under any equity or non-equity compensation plan, and (iv) ongoing perquisites or special benefits, if any.

Equity award practices and processes

The Compensation Committee is responsible for administering and interpreting all of our equity award plans. The Compensation Committee considers the grant of equity awards to employees based on guidelines adopted by the Compensation Committee in 2005. Eligible employees are considered for equity awards initially at the date of hire and subsequently at the time of annual performance reviews.

The Company grants stock options at fair market value on the date of grant. Generally, through 2006, we granted stock options at an exercise price equal to the prior trading day’s closing price on AMEX, the market on which our Common Stock is traded, if the grant occurred prior to opening of the market, and at the grant date closing price if the grant occurred after commencement of trading for the day. We have revised our stock option and other equity award processes so that in 2007 and thereafter all grants and awards are made at the closing price of the day of grant or award. The Compensation Committee makes all awards to executives and, based on the revised equity award process, the Compensation Committee acts on stock awards only at a meeting, not by way of an action by unanimous consent. Our Board of Directors has delegated limited authority to our CEO to make grants of not greater than 10,000 shares to non-executive officers, subject to an overall limit of 50,000 shares. The CEO must report periodically to the Board of Directors on all stock option grants made pursuant to this authority. With very limited exceptions, neither our Compensation Committee nor our CEO may grant awards except on the fifteenth day of the second month of each quarter, which is designed to be during an open trading window under our insider trading policy. The Compensation Committee generally endeavors to make equity awards during open trading windows, but may make awards to newly hired executive officers and to executives in conjunction with their annual performance reviews at times outside an open trading window. In those circumstances, the Compensation Committee investigates planned disclosures, any expected regulatory actions or other imminent developments and strives to ensure that the award is not timed advantageously to the executive (i.e. granted just before the release of good news or just after the release of negative news) and that even the appearance of impropriety on the timing of grants is avoided.

Role of executive officers in determining executive compensation

The CEO makes recommendations to the Compensation Committee about the performance of and elements of compensation to be provided to other executives. Both the President and the CFO makes recommendations to the CEO relative to compensation of executives who report to them. From time to time, the Compensation Committee requests the assistance of the Company’s General Counsel in collecting materials for use by the Compensation Committee in its compensation decisions.

Adjustment of incentive compensation as a result of financial statement restatements

We have not restated any of our financial statements and the Compensation Committee has not adopted any standard approach to apply to previously awarded incentive compensation in the event of any potential future restatement. Our award agreements do not provide for any automatic claw-back of any previously granted awards.

Share ownership guidelines

As described above, all executives are required to hold the shares of restricted stock they receive under the Management Bonus Plan and, for the CEO and President, the shares they received in connection with their performance-based restricted stock awards, unless and until they satisfy the applicable stock ownership guidelines.

Tax Considerations

Section 162(m) of the Internal Revenue Code, as amended, (the “Code”) generally disallows a tax deduction by public companies for compensation in excess of $1 million paid to the CEO or any named executive officer unless the compensation is paid pursuant to a “qualified performance-based compensation plan,” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. We believe that the Management Bonus Plan, the 2002 Plan and the 2006 Plan qualify under the current IRS definition of performance-based compensation. The Compensation Committee has considered the limitations imposed by Section 162(m) of the Code and it currently intends to continue to rely upon such performance-based compensation of this nature in order to preserve its deductibility for federal income tax purposes to the extent reasonably practicable.

We grant restricted stock units, which are settled in restricted stock, to our employees based in Germany in those situations where restricted stock would be issued to U.S.-based employees. We adopted this policy because in Germany, the receipt of a grant of restricted stock is considered a taxable event even if the shares are not vested at the time of grant, while the grant of restricted stock units does not result in a taxable event until vesting occurs.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Submitted by the Compensation Committee

Walter O. Fredericks, Chair
Judith Kurland
C. William Zadel

Executive Compensation

Summary Compensation Table

The table below shows the compensation earned for services rendered in 2006 by (i) Mr. Chubb, our Chairman and Chief Executive Officer (our Principal Executive Officer), (ii) Mr. Sandberg, our Chief Financial Officer, Vice President Finance, Treasurer and Assistant Secretary (our Principal Financial Officer) and (iii) Mr. Maier, Mr. Corbet and Dr. Domurad, our other three most highly compensated executive officers as of December 31, 2006 (the “Named Executive Officers”).

Summary Compensation Table

							Change in
							Pension
							Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation		All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings		Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)		($)	($)
(a)	(b)	(c)	(d)	(e)(1)	(f)(1)	(g)(2)	(h)		(i)(4)	(j)

Stephen D. Chubb	2006	$298,815	—	$7,746	$12,089	—	—		—	$318,650
Director, Chairman and
Chief Executive Officer
Richard A. Sandberg	2006	$152,627	—	$8,698	$7,080	$17,256	—		—	$185,661
Director, Chief
Financial Officer, Vice
President, Finance and
Assistant Secretary
Franz Maier	2006	$213,727	—	$15,102	$6,145	$33,796	$7,530	(3)	$25,374	$301,674
President, Matritech
GMBH(5)
David L. Corbet	2006	$242,176	—	$5,277	$8,466	—	—		—	$255,919
Director, President and
Chief Operating Officer
Melodie R. Domurad	2006	$204,927	—	$11,545	$5,521	$21,933	—		—	$243,926
Vice President, Clinical
and Regulatory Affairs

(1)	These columns show the amounts recognized in 2006 for financial statement reporting purposes under FAS 123R, without regard to any estimate of forfeitures related to service-based vesting conditions. See Note 6 to our Consolidated Financial Statements “Stock-Based Compensation” in our Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the assumptions used in calculating the FAS 123R expense. During 2006, 8,993 shares of restricted stock were forfeited and options to purchase 520,717 shares of our Common Stock were either forfeited cancelled or expired, including options to purchase 368,095 shares that were held by executive officers.

(2)	Represents cash portion of annual incentive award made in 2007 under our Management Bonus Plan for 2006 performance. One-third of the compensation reported in this column is deferred cash that will vest at the rate of one-third per year on each of the first three anniversaries of the award provided the executive then remains employed by us or our subsidiary and, prior to vesting, is subject to forfeiture.

(3)	Represents the increase in the amount of the actuarial present value of accumulated benefits from the pension plan measurement date used for financial statement reporting purposes in our 2006 audited consolidated financial statements over those for fiscal year 2005.

(4)	No named executive officer other than Mr. Maier received perquisites and personal benefits with a total value of $10,000 or more. All Other Compensation accorded to Mr. Maier includes $11,054 for a car allowance, $11,170 for pension insurance and $3,150 for company-paid life insurance premiums.

(5)	Mr. Maier’s compensation and perquisites are paid in Euros. Figures are based on an average 2006 exchange rate of 1.2550 except for the Non-Equity Incentive Plan Compensation figure which uses the exchange rate at March 14, 2007, 1.323, the date of the award.

Grants of Plan Based Awards

The table below shows both equity-based and non-equity based awards made to the Named Executive Officers in 2006 under our Management Bonus Plan and our 2002 Plan.

									All Other	All Other
									Stock	Option		Grant
									Awards:	Awards:	Exercise	Date Fair
									Number	Number of	or Base	Value of
		Estimated Future Payouts Under				Estimated Future Payouts Under			of Shares	Securities	Price of	Stock
		Non-Equity Incentive Plan Awards				Equity Incentive Plan Awards			of Stock	Underlying	Option	and
	Grant	Threshold			Maximum	Threshold		Maximum	or Units	Options	Awards	Option
Name	Date	($)	Target ($)		($)	(#)	Target (#)	(#)	(#)	(#)	($/Sh)	Awards
(a)	(b)	(c)	(d)(1)		(e)	(f)	(g)(2)	(h)	(i)	(j)	(k)	(l)(7)

Stephen D. Chubb	3/7/2006		$21,450				28,224		85,000(5)	—	—	$64,600
Richard A. Sandberg	3/7/2006		$9,495				12,494		13,333(4)	—	—	$10,133
Franz Maier	3/7/2006		$14,460	(3)			19,026		25,000(6)	—	—	$19,000
David L. Corbet	3/7/2006		$14,612				19,227		50,000(5)	—	—	$38,000
Melodie R. Domurad	3/7/2006		$13,730				18,066		16,667(4)	—	—	$12,667

(1)	This column shows the deferred cash portion of annual incentive awards made in 2006 under the Management Bonus Plan to executives for 2005 performance. The deferred cash will vest at the rate of one-third on each of the first three anniversaries of the award provided the executive then remains employed by us or our subsidiary.

(2)	This column shows the restricted stock portion of annual incentive awards made in 2006 under the Management Bonus Plan to executives for 2005 performance. The restrictions on these shares lapse as to one-third of the shares on each of the first three anniversaries of the award provided the executive then remains employed by us or our subsidiary.

(3)	The amount of deferred cash reflected for Mr. Maier is based upon a Euro exchange rate of 1.18 on March 7, 2006, the date of the award.

(4)	A restricted stock award granted under our 2002 Plan that vests at the rate of one-quarter of the shares covered by the award on each of the first four anniversaries of the award provided the executive then remains employed by us or our subsidiary.

(5)	A performance-based restricted stock award granted under our 2002 Plan that will vest, if at all, in early 2008, depending on the extent of achievement of specified Company performance objectives for 2007.

(6)	A restricted stock unit award granted under our 2002 Plan, payable in 25,000 shares of our Common Stock, that vests at the rate of one-quarter of the shares covered by the award on each of the first four anniversaries of the award provided the executive then remains employed by us or our subsidiary.

(7)	This column reflects the FAS 123R fair value of each award made to the applicable Named Executive Officer on the date of grant.

Outstanding Equity Awards at Fiscal Year-End

The table below provides information about outstanding equity awards held by the Named Executive Officers as of December 31, 2006.

								Stock Awards
												Equity
												Incentive
											Equity	Plan
											Incentive	Awards:
	Option Awards										Plan	Market or
					Equity					Market	Awards:	Payout
					Incentive Plan					Value of	Number of	Value of
					Awards:			Number		Shares	Unearned	Unearned
					Number of			of Shares		or Units	Shares,	Shares,
	Number of		Number of		Securities			or Units		of Stock	Units or	Units or
	Securities		Securities		Underlying			of Stock		That	Other	Other
	Underlying		Underlying		Unexercised	Option		That		Have	Rights That	Rights That
	Unexercised		Unexercised		Unearned	Exercise	Option	Have Not		Not	Have Not	Have Not
	Options		Options		Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	(#) Exercisable		(#) Unexercisable		(#)	($)	Date	(#)		($)	(#)	($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)(1)	(i)(2)	(j)(1)

Stephen D. Chubb											85,000	$56,950
Stephen D. Chubb								28,224	(3)	$18,910
Stephen D. Chubb	8,456	(4)				$4.00	12/19/2007
Stephen D. Chubb	30,000	(4)				$2.44	6/19/2008
Stephen D. Chubb	17,300	(4)				$1.44	12/31/2008
Stephen D. Chubb	9,316	(4)				$3.69	12/20/2009
Stephen D. Chubb	11,153	(4)				$3.31	12/19/2010
Stephen D. Chubb	12,526	(4)				$2.85	12/31/2011
Stephen D. Chubb	200,000	(4)				$2.22	2/26/2012
Stephen D. Chubb	12,750	(5)				$1.96	12/31/2012
Stephen D. Chubb	19,823	(5)				$1.90	1/30/2014
Stephen D. Chubb	19,076	(6)	57,228	(6)		$0.92	2/11/2015
Richard A. Sandberg								25,827	(7)	$17,304
Richard A. Sandberg	17,500	(5)				$1.86	9/13/2012
Richard A. Sandberg	10,000	(5)				$1.86	11/4/2012
Richard A. Sandberg	7,461	(5)				$1.90	1/30/2014
Richard A. Sandberg	50,000	(5)				$1.27	7/22/2014
Richard A. Sandberg	6,616	(6)	19,848	(6)		$0.92	2/11/2015
Franz Maier								44,026	(8)	$29,497
Franz Maier	3,632	(4)				$3.31	12/19/2010
Franz Maier	4,504	(4)				$2.85	12/31/2011
Franz Maier	100,000	(4)				$2.22	2/26/2012
Franz Maier	8,564	(5)				$1.96	12/31/2012
Franz Maier	11,336	(5)				$1.90	1/30/2014
Franz Maier	50,000	(5)				$1.27	7/22/2014
Franz Maier	9,697	(6)	29,089	(6)		$0.92	2/11/2015
David L. Corbet											50,000	$33,500
David L. Corbet								19,227	(3)	$12,882
David L. Corbet	6,067	(4)	—			$4.00	12/19/2007
David L. Corbet	25,000	(4)	—			$2.44	6/19/2008
David L. Corbet	12,400	(4)				$1.44	12/31/2008
David L. Corbet	6,684	(4)				$3.69	12/20/2009
David L. Corbet	7,960	(4)				$3.31	12/19/2010
David L. Corbet	8,772	(4)				$2.85	12/31/2011
David L. Corbet	150,000	(4)				$2.22	2/26/2012
David L. Corbet	8,929	(5)				$1.96	12/31/2012
David L. Corbet	13,882	(5)				$1.90	1/30/2014
David L. Corbet	13,360	(6)	40,078	(6)		$0.92	2/11/2015
Melodie R. Domurad								34,733	(9)	$23,271
Melodie R. Domurad	4,000	(4)				$6.69	10/10/2007
Melodie R. Domurad	269	(4)				$4.00	12/19/2007
Melodie R. Domurad	3,750	(4)				$2.44	6/19/2008

								Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
	Option Awards									Plan	Market or
					Equity				Market	Awards:	Payout
					Incentive Plan				Value of	Number of	Value of
					Awards:			Number	Shares	Unearned	Unearned
					Number of			of Shares	or Units	Shares,	Shares,
	Number of		Number of		Securities			or Units	of Stock	Units or	Units or
	Securities		Securities		Underlying			of Stock	That	Other	Other
	Underlying		Underlying		Unexercised	Option		That	Have	Rights That	Rights That
	Unexercised		Unexercised		Unearned	Exercise	Option	Have Not	Not	Have Not	Have Not
	Options		Options		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	(#) Exercisable		(#) Unexercisable		(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)(1)	(i)(2)	(j)(1)

Melodie R. Domurad	4,819	(4)				$1.44	12/31/2008
Melodie R. Domurad	3,750	(4)				$1.34	6/25/2009
Melodie R. Domurad	3,634	(4)				$3.69	12/20/2009
Melodie R. Domurad	4,946	(4)				$3.31	12/19/2010
Melodie R. Domurad	40,000	(4)				$3.26	6/15/2011
Melodie R. Domurad	8,421	(4)				$2.85	12/31/2011
Melodie R. Domurad	100,000	(4)				$2.22	2/26/2012
Melodie R. Domurad	12,872	(5)				$1.96	12/31/2012
Melodie R. Domurad	13,729	(5)				$1.90	1/30/2014
Melodie R. Domurad	8,712	(6)	26,137	(6)		$0.92	2/11/2015

(1)	Calculated based on $0.67, which was the closing price of our Common Stock on December 29, 2006, the last trading day of the year.

(2)	Performance-based restricted stock award that will vest, if at all, in early 2008, depending on the extent of achievement of specified Company performance objectives for 2007.

(3)	Restricted stock award granted on March 7, 2006 under the Management Bonus Plan that vests at the rate of one-third of the shares covered by the award per year on each of the first three anniversaries of grant provided the executive then remains employed by the Company.

(4)	Option awards under our 1992 Plan, which vested at the rate of 25% per year and all of which are fully vested.

(5)	Option awards under our 2002 Plan. When granted, these awards provided for vesting at the rate of 25% per year on each of the first four anniversaries of grant. In December 2005 just prior to our adoption of FAS 123R, our Board of Directors voted to accelerate and fully vest all employee stock options which had been granted in 2002, 2003 and 2004. None of these options was in-the-money at the time of vesting acceleration.

(6)	Option awards under our 2002 Plan which vest at the rate of 25% per year of each of the first four anniversaries of grant provided the executive then remains employed by the Company.

(7)	Includes restricted stock award of 12,494 shares granted on March 7, 2006 under the Management Bonus Plan that vests at the rate of one-third of the shares covered by the award per year on each of the first three anniversaries of grant provided the executive then remains employed by the Company and also includes a restricted stock award of 13,333 shares granted on March 7, 2006 under the 2002 Plan that vests at the rate of one-quarter of the shares covered by the award per year on each of the first four anniversaries of grant provided the executive then remains employed by the Company.

(8)	Includes restricted stock unit award, payable in 19,026 shares of our Common Stock, granted on March 7, 2006 under the Management Bonus Plan that vests at the rate of one-third of the shares covered by the award per year on each of the first three anniversaries of grant provided the executive then remains employed by the Company and also includes a restricted stock unit award, payable in 25,000 shares of our Common Stock, granted on March 7, 2006 under the 2002 Plan that vests at the rate of one-quarter of the shares covered by the award per year on each of the first four anniversaries of grant provided the executive then remains employed by the Company.

(9)	Includes restricted stock award of 18,066 shares granted on March 7, 2006 under the Management Bonus Plan that vests at the rate of one-third of the shares covered by the award per year on each of the first three anniversaries of grant provided the executive then remains employed by the Company and also includes a restricted stock award of 16,667 shares granted on March 7, 2006 under the 2002 Plan that vests at the rate of one-quarter of the shares covered by the award per year on each of the first four anniversaries of grant provided the executive then remains employed by the Company.

Option Exercises and Restricted Stock Vesting

None of the Named Executive Officers exercised any options or had any awards of restricted stock vest in 2006.

Pension Benefits

The table below provides information relative to pension benefits of the Named Executive Officers. Only Mr. Maier, who serves as president of our German subsidiary, receives any pension benefits. Each month, we make a payment to Axa Versicherung to purchase pension insurance that will provide Mr. Maier a pension of 1,000 Euros per month once he reaches his 65th birthday.

		Number of Years	Present Value of		Payments During
		Credited Service	Accumulated Benefit		Last Fiscal Year
Name	Plan Name	(#)	($)		($)
(a)	(b)	(c)	(d)		(e)

Franz Maier	ADL Benefit Plan	10	$71,443	(1)	0

(1)	The present value of the accumulated benefit has been converted from Euros based on the exchange rate at December 31, 2006, which was 1.3195.

Nonqualified Deferred Compensation

We do not have any nonqualified deferred compensation arrangement with any of the Named Executive Officers.

Potential Payments upon Termination or Change-in-Control

Most of our standard equity-based awards for all employees, including executives, provide full acceleration of vesting in the event of a change of control. All equity-based awards, including stock options, restricted stock and restricted stock units, that we have granted to the Named Executive Officers at any time since February 2005 contain these acceleration of vesting provisions, except that the performance-based restricted stock awards made in 2006 to Messrs. Chubb and Corbet would not have fully vested in the event of a change of control during 2006 due to the specific terms of those awards which limited accelerated vesting to 30% of the award if a change of control event occurred in 2006. For purposes of determining entitlement to acceleration of vesting of these awards, a change of control is defined as the consummation and closing of: (a) the sale of the Company by merger in which the shareholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); (b) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (c) any other acquisition of the business of the Company, as determined by the Board of Directors.

In addition to the general acceleration of vesting provisions applicable to our standard awards, we have executed an agreement with each of the Named Executive Officers to provide additional benefits in the event of a change of control transaction. For purposes of these agreements, a change of control transaction means any transaction involving the occurrence of (x) a change in the ownership of the Company (as defined in section 1.409A-3(g)(5)(v) of the proposed regulations under Internal Revenue Code section 409A or any similar provisions of any successor regulations); (y) a change in effective control of the Company (as defined in the proposed Treasury Regulations section 1.409A-3(g)(5)(vi) or any similar provisions of any successor regulations);

or (z) a change in the ownership of a substantial portion of the assets of the Company (as defined in proposed Treasury Regulations section 1.409A-3(g)(5)(vii) or any similar provisions of any successor regulations).

Under each change of control agreement, the applicable Named Executive Officer will be entitled to receive (in a lump sum) a pro-rated bonus award at the time of the change of control, calculated based on (i) the target annual bonus for the officer under our Management Bonus Plan for the year and (ii) the portion of the current fiscal year during which the officer has worked for the Company or its subsidiary prior to the change of control. The target bonus for our CEO is 60% of his base salary, for our President, it is 50% of his base salary and for the other Named Executive Officers it is 40% of their respective base salaries.

In the event an officer’s employment is terminated in connection with the change of control, whether by the Company without cause or by the executive for Good Reason (which means any reduction in the executive’s base salary, target annual bonus or benefits (other than across-the-board salary or benefit reductions affecting all management employees), a substantial diminution in duties and responsibilities, or a transfer to an employment location more than 50 miles away), the officer becomes entitled to continued base salary, continued bonus compensation at the target level and continued employer-paid health, life and disability insurance coverage. Termination may occur in connection with a change of control, entitling an executive to benefits, if the termination occurs within three months before or twelve months after the change of control transaction. Receipt of these benefits is conditioned on the officer’s compliance with confidentiality and disclosure of inventions obligations, as well as non-competition and non-solicitation restrictions. The Company may waive the non-competition restrictions on conditions it deems appropriate. The duration of benefits following a termination of employment in connection with a change of control varies by the level of the executive, and the duration of the non-competition and non-solicitation restrictions mirrors the duration of benefit period for each executive. Our CEO would be entitled to 24 months of benefits, our President, 18 months, and other Named Executive Officers, 12 months. These benefits would be paid on the same schedule as salary payments are customarily made to executives. The time of payment may be accelerated with a balloon payment due on March 15 of the year following the event causing entitlement to the benefits in order to comply with the short term deferral exception for deferred compensation under section 409A of the Internal Revenue Code, as amended (the “Code”). In the event that compensation and benefits due to an executive would be considered an “excess parachute payment” under section 280G of the Code, there will be an abatement of the excess benefits. We have no tax gross-up obligation for any executive. We expect that any benefits that may become due under these change of control agreements would be made by an acquirer.

The table below shows the aggregate amount to which the Named Executive Officers would have been entitled in the event a change of control had occurred on December 31, 2006 and the officer’s employment was terminated in connection with that change of control.

					Accelerated Restricted Stock, RSU
					and Deferred Cash Vesting(4)
			Continued		Bonus-	2006 Special	Deferred	Performance-
	Salary	Bonus	Bonus	Benefits	Related	Grant	Cash	Based Award	Total
Name	(a)	(b)(2)	(c)(3)	(d)	$ (e)(5)	(f)(6)	(g)(7)	(h)(8)	(i)

Steve D. Chubb	$600,600	$180,180	$360,360	$14,552	$18,910	$—	$21,450	$17,085	$1,032,957
Richard A. Sandberg	$153,385	$61,354	$61,354	$1,444	$8,371	$8,933	$9,495	$—	$242,982
Franz Maier(1)	$224,711	$89,884	$89,884	$26,678	$12,747	$16,750	$14,460	$—	$385,230
David L. Corbet	$364,721	$121,574	$182,360	$21,278	$12,882	$—	$14,612	$10,050	$605,903
Melodie R. Domurad	$205,945	$82,378	$82,378	$12,761	$12,104	$11,167	$13,730	$—	$338,085

(1)	Benefits for Mr. Maier are based upon the exchange rate at December 31, 2006, which was 1.3195. The table does not reflect any compensation that may be due to Mr. Maier for breach of his employment agreement after a change of control transaction.

(2)	This column shows the pro-rated bonus due for a portion of the year then completed at the time of the change of control transaction.

(3)	This column shows the amount of annual bonus compensation an executive would receive after a double trigger of change of control transaction and termination of employment and is based upon the duration of the benefit period to which each executive officer is entitled.

(4)	Calculated based on $0.67 per share, which was the closing price of our Common Stock on December 29, 2006, the last trading day of the year.

(5)	This column shows the value of outstanding shares of restricted stock or restricted stock units awarded under the Management Bonus Plan for which vesting would be accelerated in the event of a change of control.

(6)	This column shows the value of outstanding shares of restricted stock or restricted stock units awarded in lieu of annual stock options in 2006 under the 2002 Plan, for which vesting would be accelerated in the event of a change of control.

(7)	This column shows the value of deferred cash awarded under the Management Bonus Plan for which vesting would be accelerated in the event of a change of control.

(8)	This column shows the value of outstanding shares of performance-based restricted stock awarded in 2006, for which vesting would have been accelerated to the extent of 30% of the award in the event of a change of control on December 31, 2006.

Compensation Committee Interlocks and Insider Participation

Ms. Kurland and Messrs. Fredericks and Zadel served as members of the Compensation Committee throughout fiscal year 2006 and Mr. Thompson served as a member of the Compensation Committee until June 2006. During the past year, no member of the Compensation Committee was, prior to or during his or her service as a member of the Compensation Committee, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure pursuant to Item 404 of Regulation S-K.

No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Company’s Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Company’s Compensation Committee. No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the Company.

Proposal 2

Approval of Issuances by the Company of Shares of Common Stock
in Satisfaction of the Company’s Obligations under Certain Convertible, Secured Promissory Notes at a Price below $0.63 per Share

On January 22, 2007, we issued convertible promissory notes in the initial principal amount of approximately $4.36 million to investors who agreed that we could pay interest and principal (a) in cash or (b) in shares of our Common Stock valued at the lesser of (x) a discount to our future Common Stock price or (y) $0.63 per share. See “Our January 2007 Financing” below. We are listed on the AMEX, and thus are subject to its rules which require us to obtain stockholder approval for actual or potential issuances of Common Stock in excess of 20% of our outstanding shares if the price of those issuances is or could be in the future below the book or market value of our Common Stock at the time of the financing transaction (in our case $0.69 per share). See “AMEX Requirements” below.

It is important for us to have the flexibility to make interest and principal payments on the notes in stock. If we do not have enough cash to pay the interest and principal on the notes and are unable to make such payments in stock for any reason, we may be required to curtail our expenses or to take other steps that could hurt our future performance, including but not limited to, the premature sale of some or all of our assets or product lines on undesirable terms, the merger with or acquisition by another company on unsatisfactory terms, or the cessation of operations.

AMEX Requirements

Section 713 of the AMEX Company Guide requires listed companies to obtain stockholder approval for the actual or potential issuance of common stock, or securities convertible into common stock, which are equal to 20% or more of its currently outstanding shares of common stock if the price at which the shares may be issued is below the greater of the market or book value of the common stock at the time the company agrees to issue the shares. In our January 22, 2007 financing, we issued Series B 15% Secured Convertible Promissory Notes dated January 22, 2007 (the “Notes”) and accompanying warrants to purchase shares of Common Stock to purchasers and to a placement agent (collectively, the “Warrants”) with a ceiling on the number of shares that could be issued in satisfaction of our obligations under the Notes and the Warrants without securing stockholder approval for additional issuances. The ceiling of 11,709,703 shares was equal to 19.9% of our outstanding Common Stock on January 19, 2007, the last trading day before the sale of the Notes and accompanying Warrants. The primary mechanism we used to ensure that we could not exceed this ceiling without stockholder approval was to limit the share price at which we could issue shares, whether upon conversion of the Notes, payment of principal and/or interest on the Notes, amortization of the Notes or exercise of the Warrants. Accordingly, the conversion price of the Notes (including any payments of interest or in amortization of the Notes) was set at a floor of $0.63 and the exercise price of the Warrants was also set at a floor of $0.63 (or $0.76 per share in the case of the warrants issued to the placement agent). By this Proposal 2, we are seeking approval from you of issuances of shares of Common Stock in satisfaction of our obligations under the Notes at a price below $0.63 per share because we may need or want to make issuances of Common Stock at a lower price in order to avoid repaying the Notes and interest thereon in cash.

Our January 2007 Financing

On January 22, 2007, we sold convertible promissory notes in the initial principal amount approximately $4.36 million, which Notes are currently convertible into 6,928,572 shares of our Common Stock at the initial conversion price of $0.63 per share (the “Initial Conversion Price”). We also issued warrants to the investors, exercisable for five years, for the purchase of an aggregate of 4,157,143 shares of our Common Stock at an exercise price of $0.63 per share. Further, we issued warrants to a placement agent, exercisable for five years, for the purchase of an aggregate of 55,556 shares of our Common Stock at an exercise price of $0.76 per share. We expect to use the proceeds from this financing (the “Financing”) for research and development, selling and marketing expenses, working capital and general corporate purposes.

We intend to repay principal and interest on the Notes beginning in June 2007 (each repayment by us in shares of Common Stock being a “Borrower Conversion”), and to satisfy any optional conversion requests by holders from time to time (each an “Optional Conversion”), using shares of our Common Stock so long as we meet certain stock payment conditions. Borrower Conversions must be made based upon the lower of the then current conversion price, currently $0.63, or 85% of the 10-day volume weighted average our trading price of Common Stock (the “10-day VWAP”) on AMEX at the time the payment is due (the “Effective Conversion Price”). However, we are not permitted to make a Borrower Conversion at a price below $0.63 unless our stockholders have approved this Proposal 2. In addition, under the terms of the Notes, if our stockholders do not approve share issuances at a price below $0.63 and the Effective Conversion Price at the time of any required payment is below that price, the interest rate we must pay at the next interest payment date would increase from an annual rate of 15% to 17%.

Although we cannot know currently whether the Effective Conversion Price on any payment date will be below $0.63, we can provide historical information that may assist you in evaluating this Proposal. The 10-day VWAP of our Common Stock has been below $0.63 on each date from December 22, 2006 through March 29, 2007 (the last day of trading prices available at the time of preparation of the preliminary proxy). During that period, the 10-day VWAP has ranged from $0.4489 to $0.6247. If the trading price for our Common Stock remains in the same range, or if in any month before the due date of a payment of principal or interest on the Notes the average trading price of our Common Stock is below $0.73, we would not, without your approval of this Proposal, be able to satisfy our payment obligations on the Notes in shares of Common Stock and would be required to pay cash, possibly at a higher annual interest rate, to satisfy our obligations under the Notes. Currently, the principal of the Notes is convertible into 6,928,572 shares of our Common Stock. If this

Proposal 2 is approved and we were to repay all the principal at an Effective Conversion Price of $0.34 per share (the lowest price at which we could make payments in stock unless the holders waive a stock payment condition), we would have to issue an additional 5,909,663 shares of our Common Stock.

We do not expect to have sufficient cash to enable us to repay all of the Notes in cash. As a result, if we are prevented by the terms of the Notes from using shares of our Common Stock in repayment, we would have to raise additional funds to meet our obligations under these Notes. There are no guarantees that we will be able to raise additional funds, or if we are able to raise additional funds, it may be on terms that are very unfavorable to the Company and its stockholders. We expect our primary source of financing in the future will, as in the recent past, be equity or securities convertible into equity. Accordingly, our inability to use shares of our Common Stock in Borrower Conversions is likely to result in future dilution of our existing stockholders.

The Notes also have anti-dilution protective provisions. This means that if we issue any shares of our capital stock (subject to limited exceptions) at a price that is less than the conversion price of the Notes (a “Dilutive Issuance”), the conversion price of the Notes will be adjusted downwards. Currently, these anti-dilution provisions provide a floor of $0.63 on the new conversion price that could result from a Dilutive Issuance.

We currently do not believe it is in the best interests of our stockholders for us to use our limited cash resources to repay the Notes. However, we have the right to use cash for repayment, at our option, and we may do so if we have sufficient cash available and the 10-day VWAP at which the particular payment must be made is, in our opinion, too low to justify the dilution that would result from payment in shares of Common Stock.

Effect of Stockholder Approval

If you approve this Proposal 2, it will enable us to (i) repay the principal and interest on the Notes using shares of our Common Stock, even if the Effective Conversion Price is below $0.63 per share; and (ii) avoid any interest rate increase on the Notes. Approval will also result in removal of the floor on the conversion price of the Notes in the event the anti-dilution provisions are triggered by a subsequent Dilutive Issuance.

If you do not approve this Proposal 2, we may be forced to (a) use our limited cash resources to repay the Notes, if the 10-Day VWAP is below $0.63; and (b) make interest payments on the Notes at the annual interest rate of 17% if the Effective Conversion Price was below $0.63 at the time of a required payment. In addition, we may be forced to seek additional funding earlier or in a larger amount than we would otherwise need to do in order to enable us to make payments on the Notes in cash, if necessary. Our primary source of financing in recent years has been the sale of equity or securities convertible into equity, and we would expect to use this source of financing in the future. Such funding may not be available on terms satisfactory to the Company, or at all. Moreover, if we need to seek additional funding earlier or in a larger amount because of the failure to obtain stockholder approval of this Proposal 2, a new financing transaction could result in more dilution to our existing stockholders than if we were able to make issuances to the holders of the Notes at a price below $0.63 per share.

More Information

The terms of the Notes are complex and are only briefly summarized above. The above summary does not purport to be complete and is subject to and qualified in its entirety by the actual Financing documents. If you would like more information about the rights, preferences and terms of this Financing, please refer to the Securities Purchase Agreement, dated January 22, 2007 by and among Matritech, Inc. and various Purchasers and the form of Note dated January 22, 2007 issued to various Purchasers, each filed as Exhibits to our Current Report on Form 8-K filed January 24, 2007, which is incorporated by reference into this Proxy Statement.

Further information about the risks related to the Financing can also be found in our Annual Report on Form 10-K for the year ended December 31, 2006 in the section entitled “Risk Factors.” You may access our

Annual Report on Form 10-K and our Current Report on Form 8-K and exhibits that we file with the Commission through our web site, www.matritech.com, or through the Commission’s web site, www.sec.gov. You may also request copies of these documents by writing to us at 330 Nevada Street, Newton, MA 02460 Attn: Investor Relations. You may also view these documents at the Commission’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL
TO ALLOW FOR ISSUANCES BY THE COMPANY OF SHARES OF OUR COMMON STOCK TO
SATISFY OUR OBLIGATIONS UNDER CERTAIN CONVERTIBLE, SECURED PROMISSORY
NOTES AT A PRICE BELOW $0.63 PER SHARE.

Proposal 3

Approval of Issuances by the Company of Shares of Common Stock
at a Price below $0.63 per Share upon Exercise of the Warrants

The Warrants we issued in January 2007 to the purchasers of the Notes and the placement agent involved in the Financing have initial exercise prices of $0.63 per share and $0.76 per share, respectively. There are two potential circumstances under which an exercise price for shares of Common Stock to be acquired under these Warrants could in the future be below those initial exercise prices.

First, the Warrants, like the Notes described above, contain anti-dilution provisions. This means that if we issue any shares of our capital stock (subject to limited exceptions) at a price that is less than the exercise price of the Warrants (a “Warrant Dilutive Issuance”), the exercise price of the Warrants will be adjusted downwards. Currently, these anti-dilution provisions provide a floor of $0.63 (or $0.76 for the warrants issued to the placement agent) on the new exercise price that could result from a Warrant Dilutive Issuance.

Second, we entered into a Registration Rights Agreement (the “Agreement”) with investors in the Financing that could, under limited circumstances, give holders of the Warrants the right to acquire shares at an exercise price per share of $0.01, the par value of our Common Stock. Under the Agreement, beginning on July 21, 2007, the holders of at least 22% of the aggregate amount of the securities initially acquired in the Financing, based on the conversion price in effect at the time of filing of a registration statement (the “Initial Registrable Securities”), are entitled to demand that we file a registration statement covering resale of the Initial Registrable Securities. If, after a registration statement is declared effective, (i)(A) sales of shares to be acquired upon exercise of the Warrants can no longer be made pursuant to the registration statement, (B) the registration statement is no longer effective, or (C) our Common Stock is not listed or included for quotation on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or AMEX; and (ii) a Warrant holder no longer holds any portion of Notes (or shares of Common Stock into which the Notes have been converted) (each of these events constituting a “Default Event”), the holder of the Warrants would be entitled to use the cashless exercise provisions of the Warrants to exercise its Warrants in whole or in part and the Warrants would become exercisable for an additional number of shares of Common Stock (the “Additional Warrant Shares”) at an exercise price of $0.01 per share. The number of Additional Warrant Shares for which the Warrants may become exercisable would depend on the number of warrant shares then issuable upon exercise of the Warrants assuming a cashless exercise and upon the number of days during which the Default Event continues. A multiplier of ten-hundredths would apply during the first 60-day period of a continued Default Event, and a multiplier of five-hundredths would apply to each further 60-day period of a continued Default Event up to a 360-day limit. Any Additional Warrant Shares that become exercisable pursuant to these provisions would have a price of $0.01 per share. An example of the potential effect of this provision is set forth below.

Warrants Held By Purchasers of Notes

			Shares	Additional		Total Additional
			Obtained	Warrant Shares	Total Additional	Warrant Shares
Shares		Then Current	through	if Default	Warrant Shares if	if Default Event
Covered by	Exercise	Common	Cashless	Event Exists	Default Event	Exists for More
Warrant	Price	Stock Price	Exercise	for 60 Days	Exists for 120 Days	than 360 Days

100,000	$0.63	$0.80	21,250	2,125	3,188	7,438
100,000	$0.63	$1.00	37,000	3,700	5,550	12,950
100,000	$0.63	$1.25	49,600	4,960	7,440	17,360
100,000	$0.63	$1.50	58,000	5,800	8,700	20,300

Warrants Held By Placement Agent

			Shares	Additional		Total Additional
			Obtained	Warrant Shares	Total Additional	Warrant Shares if
		Then Current	Through	if Default	Warrant Shares if	Default Event
Shares Covered by	Exercise	Common	Cashless	Event Exists	Default Event	Exists for More
Warrant	Price	Stock Price	Exercise	for 60 Days	Exists for 120 Days	than 360 Days

55,556	$0.76	$0.80	2,778	278	417	973
55,556	$0.76	$1.00	13,334	1,334	2,001	4,667
55,556	$0.76	$1.25	21,778	2,178	3,267	7,623
55,556	$0.76	$1.50	27,408	2,741	4,112	9,593

Because the exercise price of any potential Additional Warrant Shares is only $0.01 per share, we need stockholder approval prior to making any issuances of Additional Warrant Shares. Unless we are able to provide this non-monetary remedy for the holders of the Warrants, if circumstances occur that would otherwise result in their entitlement to Additional Warrant Shares, we would likely have to make a monetary payment to the holders of the Warrants. We would expect that any such required monetary payment would be more costly to us than the value of the Additional Warrant Shares we would have to issue at the $0.01 exercise price.

Effect of Stockholder Approval

If you approve this Proposal 3, it will enable us to (i) issue Additional Warrant Shares, if holders become entitled to those shares, at an exercise price of $0.01 per shares; and (ii) adjust the exercise price of the Warrants in the event we engage in a Warrant Dilutive Issuance.

If you do not approve this Proposal 3, we may be forced to make monetary payments to the holders of the Warrants if a Default Event occurs.

More Information

The terms of the Warrants are complex and are only briefly summarized above. The above summary does not purport to be complete and is subject to and qualified in its entirety by the actual documents. If you would like more information about the rights, preferences and terms of this Financing, please refer to the form of Purchaser Common Stock Purchase Warrant, Placement Agent Common Stock Purchase Warrant and the Registration Rights Agreement dated January 22, 2007, by and among Matritech, Inc. and various Purchasers, each filed as Exhibits to our Current Report on Form 8-K filed January 24, 2007, which is incorporated by reference into this Proxy Statement.

Further information about the risks related to the Financing can also be found in our Annual Report on Form 10-K for the year ended December 31, 2006 in the section entitled “Risk Factors.” You may access our Annual Report on Form 10-K and our Current Report on Form 8-K and exhibits that we file with the

Commission through our web site, www.matritech.com, or through the Commission’s web site, www.sec.gov. You may also request copies of these documents by writing to us at 330 Nevada Street, Newton, MA 02460 Attn: Investor Relations. You may also view these documents at the Commission’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL
TO ALLOW FOR ISSUANCES BY THE COMPANY OF SHARES OF OUR COMMON STOCK AT A
PRICE BELOW $0.63 PER SHARE UPON EXERCISE OF THE WARRANTS

SECURITIES OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information as of March 29, 2007 (except where otherwise noted), regarding the beneficial ownership of our Common Stock by (i) all persons who, to our knowledge, own more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each of the Named Executive Officers and (iv) all directors and executive officers as a group. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

		Percent of
Name and Address of Beneficial Owner(1)	Ownership(2)	Class(3)

SDS Capital Group SPC, Ltd.(4)	7,721,914	11.4%
c/o SDS Management, LLC 53 Forest Avenue Old Greenwich, CT 06870
ProMed Offshore Fund II, Ltd.(5)	5,781,538	8.9%
c/o ProMed Management, Inc. 122 E. 42nd Street, Suite 2105 New York, NY 10168
H&Q Life Science Investors(6)	8,134,942	12.1%
c/o Hambrecht & Quist Capital Management LLC 30 Rowes Wharf, Suite 430 Boston, MA 02110
Stephen D. Chubb(7)	1,007,002	1.7%
David L. Corbet(8)	345,706	*
Melodie R. Domurad(9)	276,245	*
Walter O. Fredericks(10)	60,167	*
Judith Kurland(11)	87,334	*
Bruce Lehman(12)	7,500	*
Franz Maier(13)	298,594	*
David B. Musket(14)	1,711,773	2.8%
c/o Musket Research Associates, Inc. 125 Cambridgepark Drive Cambridge, MA 02140
Jonathan M. Niloff(15)	25,833	*
Robert J. Rosenthal(16)	833	*
Richard A. Sandberg(17)	141,791	*
T. Stephen Thompson(18)	108,000	*
C. William Zadel(19)	98,500	*
All executive officers, directors and nominees as a group (17 persons)(20)	4,731,712	7.5%

*	Indicates less than 1% of outstanding Common Stock.

(1)	Unless otherwise indicated, the address of each person listed on the table is c/o Matritech, Inc., 330 Nevada Street, Newton, MA 02460.

(2)	Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock owned based upon information provided to the Company by the directors, officers and principal stockholders.

(3)	The number of shares of Common Stock deemed outstanding for this calculation includes (i) 60,013,705 shares of Common Stock outstanding on March 29, 2007 and (ii) all Common Stock underlying stock options, warrants and Notes which are exercisable or convertible as of March 29, 2007 or will become exercisable or convertible on or within 60-days thereafter by the person or group in question.

(4)	SDS Capital Group SPC, Ltd. would, in the absence of the contractual limitation of 9.99% described below, have beneficial ownership of the following: 98,402 shares of Common Stock owned, 4,174,603 shares of Common Stock issuable upon conversion of 15% Secured Convertible Promissory Notes dated January 13, 2006 and the Notes (collectively, the “Convertible Notes”), and 3,448,909 shares of Common Stock issuable upon exercise of various warrants to purchase shares of Common Stock. The Convertible Notes and warrants held by SDS Capital Group SPC, Ltd. contractually limit the holder’s right to convert the Convertible Notes and to exercise the warrants, as well as our right to make payments on the Convertible Notes in stock, to the extent that conversion, exercise or payment would result in such holder’s and its affiliates’ beneficial ownership exceeding 9.99% of our then issued and outstanding shares of Common Stock. SDS Management, LLC is the investment advisor for SDS Capital Group SPC, Ltd. Steve Derby, as sole managing member of SDS Management, LLC, has sole voting, dispositive and investment power over the shares of our Common Stock owned by SDS Capital Group SPC, Ltd. Mr. Derby disclaims beneficial ownership of such shares of our Common Stock owned by SDS Capital Group SPC, Ltd., except to the extent of his pecuniary interest therein.

(5)	ProMed Offshore Fund II, Ltd. would, in the absence of the contractual limitation of 9.99% described below, have beneficial ownership of the following: 1,026,153 shares of Common Stock owned, 2,124,184 shares of Common Stock issuable upon conversion of Convertible Notes, 432,633 shares of Common Stock issuable upon conversion of Series A Preferred Stock, and 2,198,568 shares of Common Stock issuable upon exercise of various warrants to purchase shares of Common Stock. The Convertible Notes, the Series A Preferred Stock and warrants held by ProMed Offshore Fund II, Ltd. contractually limit the holder’s right to convert the Convertible Notes and the Series A Preferred Stock and to exercise the warrants, as well as our right to make payments on the Convertible Notes in stock, to the extent that conversion, exercise or payment would result in such holder’s and its affiliates’ beneficial ownership exceeding 9.99% of our then issued and outstanding shares of Common Stock. The percentage interest reflected above assumes that the recited contractual limitation is not applied pro rata to the holder and its affiliates and that ProMed Offshore Fund II, Ltd. is unaffected by this contractual limitation. The following holders are affiliated with ProMed Offshore Fund II, Ltd.: ProMed Partners, L.P., ProMed Partners II, L.P., ProMed Offshore Fund, Ltd., Barry Kurokawa and David B. Musket (collectively with ProMed Offshore Fund II, Ltd., the “ProMed Holders”). The ProMed Holders in the aggregate would, in the absence of the contractual limitation of 9.99% described above, have beneficial ownership of the following: 1,382,566 shares of Common Stock, 3,590,278 shares of Common Stock issuable upon conversion of Convertible Notes, 721,196 shares of Common Stock issuable upon conversion of Series A Preferred Stock, 833 shares of Common Stock issuable upon exercise of stock options, and 4,425,876 shares of Common Stock issuable upon exercise of various warrants to purchase shares of Common Stock. According to the Schedule 13D filed on February 1, 2007, ProMed Management, Inc., as investment manager of ProMed Partners, L.P., ProMed Partners II, L.P., ProMed Offshore Fund, Ltd. and ProMed Offshore Fund, II, Ltd., and Messrs. Kurokawa and Musket as managing members of ProMed Management Inc., may be deemed to beneficially own the securities owned by these funds in that they may be deemed to have the power to direct the voting and disposition of the securities. ProMed Management, Inc. and

Messrs. Kurokawa and Musket disclaim beneficial ownership as to the securities owned by these funds, except to the extent of their respective pecuniary interests.

(6)	H&Q Life Science Investors would, in the absence of the contractual limitation of 9.99% described below, have beneficial ownership of the following: 971,328 shares of Common Stock owned, 4,365,079 shares of Common Stock issuable upon conversion of Convertible Notes and 2,798,535 shares of Common Stock issuable upon exercise of various warrants to purchase shares of Common Stock. The Convertible Notes and warrants held by H&Q Life Science Investors contractually limit the holder’s right to convert the Convertible Notes and to exercise the warrants, as well as our right to make payments on the Convertible Notes in stock, to the extent that conversion, exercise or payment would result in such holder’s and its affiliates’ beneficial ownership exceeding 9.99% of our then issued and outstanding shares of Common Stock. Hambrecht & Quist Capital Management, LLC is the investment adviser to H&Q Life Science Investors. Daniel R. Omstead, Ph.D. is President of Hambrecht & Quist Capital Management, LLC and a member of the portfolio management team and, as such, has voting, dispositive and investment control over the securities held by H&Q Life Science Investors Fund. Dr. Omstead disclaims beneficial ownership of these securities.

(7)	Mr. Chubb’s beneficial ownership includes 359,476 shares issuable upon exercise of outstanding stock options.

(8)	Mr. Corbet’s beneficial ownership includes 266,413 shares issuable upon exercise of outstanding stock options. Of the shares owned by Mr. Corbet, 10,066 shares are owned jointly with his wife.

(9)	Dr. Domurad’s beneficial ownership includes 217,615 shares issuable upon exercise of outstanding stock options.

(10)	Mr. Frederick’s beneficial ownership includes 44,167 shares issuable upon exercise of outstanding stock options.

(11)	Ms. Kurland’s beneficial ownership includes 70,834 shares issuable upon exercise of outstanding stock options.

(12)	Mr. Lehman’s beneficial ownership includes 7,500 shares issuable upon exercise of outstanding stock options.

(13)	Mr. Maier’s beneficial ownership includes 210,021 shares issuable upon exercise of outstanding stock options or upon vesting of restricted stock units.

(14)	Mr. Musket’s beneficial ownership includes 833 shares issuable upon exercise of outstanding stock options, 584,325 shares issuable upon conversion of Convertible Notes, 83,926 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 977,124 shares issuable upon exercise of various warrants to purchase shares of Common Stock. Mr. Musket shares voting, dispositive and investment power over the shares of our Common Stock owned by ProMed Offshore Fund, II, Ltd., ProMed Offshore Fund, Ltd, ProMed Partners, L.P. and ProMed Partners II, L.P. (collectively, the “ProMed Funds”), which collectively own 1,317,001 shares of Common Stock and which collectively have the right to acquire an aggregate of 6,902,566 shares of our Common Stock. Mr. Musket disclaims beneficial ownership of the shares held by each of the ProMed Funds except to the extent of his pecuniary interest.

(15)	Dr. Niloff’s beneficial ownership includes 25,833 shares issuable upon exercise of outstanding stock options.

(16)	Mr. Rosenthal’s beneficial ownership includes 833 shares issuable upon exercise of outstanding stock options.

(17)	Mr. Sandberg’s beneficial ownership includes 98,193 shares issuable upon exercise of outstanding stock options.

(18)	Mr. Thompson’s beneficial ownership includes 97,500 shares issuable upon exercise of outstanding stock options.

(19)	Mr. Zadel’s beneficial ownership includes 97,500 shares issuable upon exercise of outstanding stock options.

(20)	Includes 1,905,832 shares issuable upon exercise of outstanding stock options and vesting of outstanding restricted stock units, 584,325 shares issuable upon conversion of Convertible Notes, 83,926 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 977,124 shares issuable upon exercise of various warrants to purchase shares of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. These Reporting Persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2006 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2006.

Certain Relationships and Related Transactions

Our corporate charter, as amended, provides that the personal liability of directors for monetary damage arising from a breach of their fiduciary duties in certain circumstances shall be eliminated except to the extent the liability arises from any breach of the director’s duty of loyalty, from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the Delaware General Corporation Law or from transactions from which the director derived a personal benefit. We have entered into indemnification agreements with our directors that may require us, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The agreements obligate the Company to maintain directors’ and officers’ liability insurance. Our charter further provides indemnification rights, including advancement of expenses, for directors and officers of the Company.

We had an agreement stemming from the Company’s acquisition of ADL GmbH in 2000 whereby one of our named executive officers, Mr. Maier, the president of Matritech GmbH, pays the Company all amounts we are obligated to pay on an outstanding bank loan made to ADL GmbH. During the last fiscal year, the amount of the loan obligation of Matritech GmbH to the bank was a maximum of approximately $13,000, and the amount of the obligation as of December 31, 2006 was zero. The loan agreement terminated upon repayment in full of the loan during 2006. This arrangement with Mr. Maier has not been amended since it was entered into in 2000.

David B. Musket was elected to our Board of Directors in January 2007, after we completed the sale of the Notes and accompanying warrants. Mr. Musket personally purchased $250,000 of the Notes, convertible at the Initial Conversion Price into 396,825 shares of our Common Stock, and received accompanying Warrants to purchase 238,095 shares of our Common Stock at an exercise price of $0.63 per share. In addition to Mr. Musket’s personal investment in January 2007, various ProMed Funds, of which Mr. Musket is an affiliate, purchased Notes and accompanying Warrants in the Financing. Collectively, the ProMed Funds purchased $800,000 of Notes, convertible at the Initial Conversion Price into 1,269,842 shares of our Common Stock, and received accompanying Warrants to purchase 761,905 shares of our Common Stock at an exercise price of $0.63 per share. At the time of the closing of the sale of the Notes, the ProMed Funds collectively had beneficial ownership of more than 5% of our Common Stock. All of the Notes acquired by Mr. Musket and the various ProMed Funds, plus accrued interest at the rate of 15% per annum, remained outstanding as of March 31, 2007.

Our Audit Committee met to consider the proposed sale of the Notes and accompanying Warrants to Mr. Musket and various ProMed Funds, among others, prior to the closing of that transaction. After reviewing the history of our relationship and dealings with these investors, the background of and negotiations leading to the proposed transaction and the alternative financing arrangements available to us, the Audit Committee determined the sale of the Notes and accompanying Warrants to these investors on the terms described previously to be in the best interests of the Company and approved the transaction. Although our Audit Committee charter provides for review by the committee of all related person transactions, the Audit Committee has not adopted any written policies regarding consideration of related person transactions. Rather, it applies its judgment in assessing what transactions are in the best interests of the Company based on facts and circumstances the Audit Committee members deem to be relevant at the time of the proposed transaction.

Mr. Musket personally purchased $135,000 of the 2006 Secured Convertible Notes, initially convertible into 207,692 shares of our Common Stock, and accompanying warrants to purchase up to 124,615 shares of our Common Stock at an initial exercise price of $0.67 per share. Various ProMed Funds purchased an aggregate of $1,250,000 of the 2006 Secured Convertible Notes, initially convertible into 1,923,077 shares of our Common Stock, and accompanying warrants to purchase up to 1,153,846 shares of our Common Stock at an initial exercise price of $0.67 per share. As a result of our sale of the Notes, the conversion price of the 2006 Secured Convertible Notes was adjusted to $0.63 per share and the exercise price of the accompanying warrants was reduced to $0.63 per share. Musket Research Associates, Inc. served as our placement agent in connection with our sale of the 2006 Secured Convertible Notes. For services rendered, we paid Musket Research Associates, Inc. cash compensation of approximately $449,000 and issued warrants to purchase up to 986,609 shares of our Common Stock at an exercise price of $0.65 per share. David B. Musket is the president of Musket Research Associates, Inc. Mr. Musket shares voting, dispositive and investment power over the shares of our Common Stock owned by the ProMed Funds. Mr. Musket disclaims beneficial ownership of the shares held by each of the ProMed Funds except to the extent of his pecuniary interest in any of the ProMed Funds.

No payments were paid during 2006 to Mr. Musket or the various ProMed Funds with respect to the 2006 Secured Convertible Notes held by them. On December 31, 2006, the outstanding debt to these holders was $1,385,000, plus all accrued interest at the rate of 15% per annum. Between January 1, 2007 and March 31, 2007, we repaid an aggregate of $382,583 in principal and interest to these holders, in shares of our Common Stock, and, as of March 31, 2007, the aggregate balance of the 2006 Secured Convertible Notes held by these holders was $1,211,875, plus accrued interest.

At the time of the closing of the sale of the Notes, SDS Capital Group SPC, Ltd. had beneficial ownership of more than 5% of our Common Stock. SDS Capital Group SPC, Ltd. also serves as collateral agent on behalf of the holders of the Secured Convertible Notes in connection with amended and restated security agreement and amended and restated contingent license agreement we entered into in connection with the sale of the Notes. SDS Capital Group SPC, Ltd. purchased $1,140,000 of Notes, convertible at the Initial Conversion Price into 1,809,524 shares of our Common Stock and received accompanying Warrants to purchase 1,085,714 shares of our Common Stock at an exercise price of $0.63 per share. All of this debt, plus accrued interest at the rate of 15% per annum, remained outstanding as of March 31, 2007.

In January 2006, SDS Capital Group SPC, Ltd. purchased $2,000,000 of the 2006 Secured Convertible Notes convertible at the Initial Conversion Price into 3,076,923 shares of our Common Stock and received accompanying Warrants to purchase 1,846,154 shares of our Common Stock at an initial exercise price of $0.67 per share. During 2006, in compliance with the holder’s request for optional conversions of portions of the 2006 Secured Convertible Notes, we repaid and aggregate of $414,794 in principal and interest to SDS Capital Group SPC, Ltd. by delivering shares of our Common Stock. On December 31, 2006, the outstanding debt to this holder was $1,740,000, plus accrued interest at the rate of 15% per annum. Between January 1, 2007 and March 31, 2007, we repaid an aggregate of $513,145 in principal and interest to this holder, in shares of our Common Stock, and as of March 31, 2007, the aggregate balance of the 2006 Secured Convertible Notes held by this holder was $1,490,000, plus accrued interest.

At the time of the closing of the sale of the Notes, H&Q life Science Investors had beneficial ownership of more than 5% of our Common Stock. H&Q Life Science Investors purchased $1,000,000 of Notes, convertible at the Initial Conversion Price into 1,587,301shares of our Common Stock and received accompanying Warrants to purchase 952,381 shares of our Common Stock at an exercise price of $0.63 per share. All of this debt, plus accrued interest at the rate of 15% per annum, remained outstanding as of March 31, 2007.

In January 2006, H&Q Life Science Investors purchased $2,000,000 of the 2006 Secured Convertible Notes convertible at the Initial Conversion Price into 3,076,923 shares of our Common Stock and received accompanying Warrants to purchase 1,846,154 shares of our Common Stock at an initial exercise price of $0.67 per share. No payments were paid during 2006 to H&Q Life Science Investors with respect to the 2006 Secured Convertible Notes held by it. On December 31, 2006, the outstanding debt to this holder was $2,000,000, plus accrued interest at the rate of 15% per annum. Between January 1, 2007 and March 31, 2007, an aggregate of $552,466 in principal and interest was repaid to this holder, in shares of our Common Stock, and as of March 31, 2007, the aggregate balance of the 2006 Secured Convertible Notes held by this holder was $1,750,000, plus accrued interest.

Interest of Certain Persons in Matters to be Acted Upon

As described above in “Certain Relationships and Related Transactions,” Mr. Musket was elected to our Board of Directors in January 2007, following the closing of the Financing. Mr. Musket personally purchased $250,000 of Notes, convertible at the Initial Conversion Price into 396,825 shares of our Common Stock, and received accompanying Warrants to purchase 238,095 shares of our Common Stock at an exercise price of $0.63 per share. In addition, various ProMed Funds, of which Mr. Musket is an affiliate, purchased Notes and accompanying Warrants in the Financing. Collectively, the ProMed Funds purchased $800,000 of Notes, convertible at the Initial Conversion Price into 1,269,842 shares of our Common Stock and received accompanying Warrants to purchase 761,905 shares of our Common Stock at an exercise price of $0.63 per share. Mr. Musket shares voting, dispositive and investment power over the shares of our Common Stock owned by the ProMed Funds. Mr. Musket disclaims beneficial ownership of the shares held by each of the ProMed Funds except to the extent of his pecuniary interest in any of those shares.

Proposal 4

Ratification of Selection of
Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since fiscal year 2002. In accordance with Section 10A(i) of the Securities Exchange Act of 1934, Rule 10A of Regulation S-K and Rule 2-01 of Regulation S-X, the Audit Committee has engaged PricewaterhouseCoopers LLP to perform all auditing services for the benefit of the Company (including the performance of any audit required by the Exchange Act) and to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2007, pending shareholder ratification as sought in Proposal 4 of this Proxy Statement. A representative from PricewaterhouseCoopers LLP is expected to attend the Annual Meeting of Stockholders and to be available to answer questions. PricewaterhouseCoopers LLP representatives will also have the opportunity to make a statement at the Annual Meeting if they desire. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider its selection and appointment of the Company’s independent registered public accounting firm.

Fees Paid to the Company’s Independent Registered Public Accounting Firm

Audit Fees.  Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its audits of the Company’s consolidated financial statements and its reviews of the Company’s unaudited consolidated interim financial statements were $396,000 for the year ended December 31, 2006 and $339,000 for the year ended December 31, 2005. PricewaterhouseCoopers LLP reviewed the Company’s Quarterly Reports on Form 10-Q for all each fiscal quarter of fiscal years 2006 and 2005.

Audit-Related Fees.  We incurred no audit-related fees during fiscal 2006 or 2005.

Tax Fees.  We incurred no fees during fiscal 2006 or 2005 for tax-related work performed by PricewaterhouseCoopers LLP.

All Other Fees.  We incurred no fees during fiscal 2006 or 2005 for other services performed by PricewaterhouseCoopers LLP.

The Audit Committee of the Board of Directors has determined that the provision of the services as set forth above is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Audit Committee Pre-Approval Process

The Audit Committee must pre-approve all audit and permitted non-audit services for which the Company’s independent registered public accounting firm may be engaged. Of the services described above performed by PricewaterhouseCoopers LLP in fiscal 2006, all were pre-approved by the Audit Committee and in 2006 no fees were paid under a de minimus exception that waives pre-approval for certain non-audit services.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholder Proposals

Proposals by stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next Annual Meeting of Stockholders of the Company pursuant to SEC Rule 14a-8 must be received at the Company’s principal executive offices not later than December 26, 2007. Under the Company’s by-laws, the deadline for providing timely notice to the Company of matters that stockholders otherwise desire to introduce at the next Annual Meeting of Stockholders is April 10, 2008. In order to curtail controversy as to the date on which the Company received a proposal, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to Stephen D. Chubb, Chief Executive Officer, Matritech, Inc., 300 Nevada Street, Newton, MA 02460.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this document to you if you contact us at the following address or telephone number: 330 Nevada Street, Newton, MA 02460 Attn: Investor Relations or, Telephone: 617.928.0820. If you want to receive separate copies of proxy statements or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

PROXY CARD ATTACHED

REVOCABLE PROXY
MATRITECH, INC.
Annual Meeting of Stockholders of MATRITECH, INC.
June 8, 2007
The undersigned, revoking all prior proxies, hereby appoints Stephen D. Chubb and David L. Corbet, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of capital stock of Matritech, Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Newton Hotel, 320 Washington Street, Newton, Massachusetts 02458 on Friday, June 8, 2007, at 9:00 a.m., local time and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 1, 2007, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above ---- Co-holder (if any) sign above
Please sign exactly as your name appears on your stock certificate.
When signing as an attorney, executor, administrator, trustee or guardian, please provide your full title as such. If a corporation, please sign in full corporate name by an authorized officer.

		With-	For All
	For	hold	Except

1. Election of Directors: To elect eleven members of the Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.	☐	☐	☐

Stephen D. Chubb	David L. Corbet	Walter O. Fredericks
Judith Kurland	Bruce Lehman	David B. Musket
Jonathan M. Niloff	Robert J. Rosenthal	Richard A. Sandberg
T. Stephen Thompson	C. William Zadel
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
“For All Except” and write each such nominee’s name in the space provided below.

	For	Against	Abstain

2. To approve issuances by the Company of shares of Common Stock to satisfy the Company’s obligations under certain convertible, secured promissory notes at a price below $0.63 per share.	☐	☐	☐

	For	Against	Abstain

3. To approve issuances by the Company of shares of Common Stock at a price below $0.63 per share upon exercise of certain Warrants.	☐	☐	☐

	For	Against	Abstain

4. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.	☐	☐	☐

5. To transact such other business as may properly come before the meeting and any adjournments thereof.
PLEASE CHECK IF YOU PLAN TO ATTEND THE ANNUAL MEETING                              ☐
The Board of Directors recommends a vote FOR the foregoing proposals. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MATRITECH, INC.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES, FOR THE APPROVAL OF THE ISSUANCE OF STOCK TO SATISFY THE COMPANY’S OBLIGATIONS UNDER CERTAIN CONVERTIBLE, SECURED PROMISSORY NOTES AT A PRICE BELOW $0.63 PER SHARE, FOR THE APPROVAL OF THE ISSUANCE OF STOCK AT A PRICE BELOW $0.63 PER SHARE UPON EXERCISE OF CERTAIN WARRANTS AND FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP. THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.